UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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ZIMMER HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ZIMMER HOLDINGS, INC.
345 East Main Street
Warsaw, Indiana 46580

March 22, 2006
Dear Fellow Stockholder:
     You are cordially invited to attend the Annual Meeting of Stockholders of Zimmer Holdings, Inc. at The St. Regis Hotel, New York, Two East 55th Street, at Fifth Avenue, New York, New York on Monday, May 1, 2006, at 9:00 a.m.
     This booklet includes a notice of meeting and proxy statement. The proxy statement describes the business to be transacted at the meeting and provides other information about the company that you should know when you vote your shares.
     The principal items of business of the meeting will be the election of two directors, approval of the Zimmer Holdings, Inc. 2006 Stock Incentive Plan, ratification of the selection of the company’s independent registered public accounting firm for 2006 and consideration of a stockholder proposal. We will also review the status of the company’s business.
     It is important that your shares be represented whether or not you attend the meeting. Registered stockholders can vote their shares via the Internet or by using a toll-free telephone number. Instructions for using these convenient services appear on the proxy card. You can also vote your shares by marking your votes on the proxy card, signing and dating it and mailing it promptly using the envelope provided.
     We have provided space on the proxy card for comments. We urge you to use it to let us know your feelings about the company or to bring a particular matter to our attention. If you hold your shares through an intermediary, please feel free to write directly to us.

J. Raymond Elliott
Chairman, President and Chief Executive Officer

TABLE OF CONTENTS

ANNUAL MEETING AND PROXY SOLICITATION INFORMATION
VOTING SECURITIES
PRINCIPAL STOCKHOLDERS
SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
BOARD OF DIRECTORS
Audit Committee Report
EXECUTIVE COMPENSATION Compensation and Management Development Committee Report
Proposal 1. Election of Directors
Proposal 2. Approval of the Zimmer Holdings, Inc. 2006 Stock Incentive Plan
PLAN BENEFITS
Proposal 3. Ratification of Selection of Independent Registered Public Accounting Firm
Proposal 4. Stockholder Proposal to Elect Each Director Annually
2007 PROXY PROPOSALS
INCORPORATION BY REFERENCE
Appendix A
Appendix B
Appendix C
Zimmer Holdings, Inc.
345 East Main Street
Warsaw, Indiana 46580

NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS

     Notice is hereby given that the Annual Meeting of Stockholders of Zimmer Holdings, Inc. will be held at The St. Regis Hotel, New York, Two East 55th Street, at Fifth Avenue, New York, New York on Monday, May 1, 2006, at 9:00 a.m. for the following purposes as set forth in the accompanying proxy statement:

•	to elect two directors;
•	to approve the Zimmer Holdings, Inc. 2006 Stock Incentive Plan;
•	to ratify the selection of PricewaterhouseCoopers LLP as the company’s independent registered public accounting firm for 2006;
•	to consider and vote on a stockholder proposal; and
•	to transact such other business as may properly come before the meeting or any adjournments thereof.
     Holders of record of the company’s common stock at the close of business on March 8, 2006, will be entitled to vote at the meeting.

By Order of the Board of Directors

Chad F. Phipps
Secretary
Dated: March 22, 2006

YOUR VOTE IS IMPORTANT
REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS IMPORTANT.
IF YOU DO NOT ATTEND THE ANNUAL MEETING TO VOTE IN PERSON, YOUR VOTE WILL NOT BE COUNTED UNLESS A PROXY REPRESENTING YOUR SHARES IS PRESENTED AT THE MEETING.
TO ENSURE THAT YOUR SHARES WILL BE VOTED AT THE MEETING, PLEASE VOTE IN ONE OF THESE WAYS:

(1)	GO TO THE WEBSITE SHOWN ON YOUR PROXY CARD AND VOTE VIA THE INTERNET;
OR

(2)	USE THE TELEPHONE NUMBER SHOWN ON YOUR PROXY CARD (THIS CALL IS TOLL-FREE IN THE UNITED STATES);
OR

(3)	MARK, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PAID ENVELOPE.
IF YOU DO ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE BY BALLOT.

ZIMMER HOLDINGS, INC.	2006 PROXY STATEMENT

ZIMMER HOLDINGS, INC.

PROXY STATEMENT

ANNUAL MEETING AND PROXY SOLICITATION INFORMATION
     This proxy statement is furnished in connection with the solicitation of proxies by Zimmer Holdings, Inc. on behalf of the Board of Directors for use at the Annual Meeting of Stockholders on May 1, 2006.
     This proxy statement is being sent to all stockholders of record as of the close of business on March 8, 2006 for delivery beginning March 22, 2006. Although the proxy statement is being mailed together with the 2005 Annual Report, the 2005 Annual Report does not form any part of the material for the solicitation of proxies.
Stockholders Entitled to Vote
     Holders of record of the company’s $0.01 par value common stock at the close of business on March 8, 2006 will be entitled to vote at the meeting. Each share is entitled to one vote on each matter properly brought before the meeting. Proxies are solicited to give all stockholders who are entitled to vote on the matters that come before the meeting the opportunity to do so whether or not they attend the meeting in person.
Proxies and Voting
     If you are a registered stockholder, you can simplify your voting and save the company expense by voting via the Internet or calling the toll-free number listed on the proxy card. Internet and telephone voting information is provided on the proxy card. A control number, located on the lower right of the proxy card, is designated to verify a stockholder’s identity and allow the stockholder to vote the shares and confirm that the voting instructions have been recorded properly. If you vote via the Internet or by telephone, please do not return a signed proxy card.
     If you choose to vote by mail, mark your proxy card enclosed with the proxy statement, date and sign it, and mail it in the postage-paid envelope. The shares represented will be voted according to your directions. You can specify how you want your shares voted on each proposal by marking the appropriate boxes on the proxy card. Please review the voting instructions on the proxy card and read the entire text of the proposals and the positions of the Board of Directors in the proxy statement prior to marking your vote. If your proxy card is signed and returned without specifying a vote or an abstention on any proposal, it will be voted according to the recommendation of the Board of Directors on that proposal. That recommendation is shown for each proposal on the proxy card.
     If you are a beneficial stockholder, you must provide instructions on voting to your nominee holder.
     For the reasons set forth in more detail later in the proxy statement, the Board of Directors recommends a vote “FOR” the election of the two nominees as directors, “FOR” approval of the Zimmer Holdings, Inc. 2006 Stock Incentive Plan, “FOR” ratification of the selection of the company’s independent registered public accounting firm for 2006 and “AGAINST” the stockholder proposal.
     The Board of Directors knows of no other matters that may be brought before the meeting. However, if any other matters are properly presented for action, it is the intention of the named proxies to vote on them according to their best judgment.
     A plurality of the votes cast at the meeting is required to elect directors. The affirmative vote of a majority of the shares of stock present in person or by proxy and entitled to vote on the matter is required for approval of all other proposals.
     In accordance with the laws of the State of Delaware and the company’s Restated Certificate of Incorporation and Restated By-Laws, as amended, (1) for the election of directors, which requires a plurality of the votes cast, only proxies and ballots indicating votes “FOR” or “WITHHELD” are counted to determine the total number of votes cast; broker non-votes are not counted, and (2) for the adoption of all other proposals, which are decided by a majority of the shares of stock of the company

ZIMMER HOLDINGS, INC.	2006 PROXY STATEMENT

present in person or by proxy and entitled to vote, only proxies and ballots indicating votes “FOR,” “AGAINST” or “ABSTAIN” on the proposals or providing the designated proxies with the right to vote in their judgment and discretion on the proposals are counted to determine the number of shares present and entitled to vote; broker non-votes are not counted. In addition, under New York Stock Exchange rules, the number of votes cast on the proposal to approve the 2006 Stock Incentive Plan must represent more than 50% of all the shares entitled to vote on the proposal. The proposal to adopt the 2006 Stock Incentive Plan is a “non-discretionary” item for purposes of determining whether a broker has authority to vote a beneficial stockholder’s shares without his or her instructions. Therefore, if you are a beneficial stockholder and you do not provide your broker with voting instructions with respect to that proposal, your shares will not be voted on the proposal.
     If you are a registered stockholder and wish to give your proxy to someone other than the individuals named on the proxy card, you may do so by crossing out the names appearing on the proxy card and inserting the name of another person. The signed card must be presented at the meeting by the person you have designated on the proxy card. You may revoke your proxy at any time before it is voted at the meeting by taking one of the following three actions: (1) by giving timely written notice of the revocation to the Secretary of the company; (2) by executing and delivering a proxy with a later date; or (3) by voting in person at the meeting.
     If you are a beneficial holder and wish to vote in person at the meeting, you must obtain from the record holder a proxy issued in your name.
     If you participate in the Zimmer Holdings, Inc. Employee Stock Purchase Plan, the Zimmer Holdings, Inc. Savings and Investment Program or the Zimmer Puerto Rico Savings and Investment Program, your plan trustee will vote the company shares credited to your plan account in accordance with your voting instructions. The trustee votes the shares on your behalf because you are the beneficial owner, not the record owner, of the shares credited to your account. The trustee will vote the plan shares for which it does not receive voting instructions in the same proportion as the shares for which it received voting instructions.
     Tabulation of proxies and the votes cast at the meeting will be conducted by an independent agent and certified to by independent inspectors of election.
Costs of Proxy Solicitation and Questions
     Employees of the company may solicit proxies on behalf of the Board of Directors through the mail, in person, and by telecommunications. The cost thereof will be borne by the company. In addition, management has retained The Altman Group, Inc. to assist in soliciting proxies for a fee of $5,000, plus out-of-pocket expenses. The company will, upon request, reimburse brokerage firms and others for their reasonable expenses incurred for forwarding solicitation material to beneficial owners of stock. Questions concerning proxy voting or process should be directed to The Altman Group, Inc. via telephone at (800) 761-6578 (this call is toll-free in the United States).
List of Stockholders
     In accordance with Delaware law, a list of stockholders entitled to vote at the meeting will be available at the meeting and for ten days prior to the meeting, between the hours of 8:00 a.m. and 5:00 p.m., at the company’s offices at 345 East Main Street, Warsaw, Indiana by contacting the Secretary of the company.
VOTING SECURITIES
     At the close of business on March 8, 2006, there were 248,067,247 shares of $0.01 par value common stock outstanding and entitled to vote.

ZIMMER HOLDINGS, INC.	2006 PROXY STATEMENT

PRINCIPAL STOCKHOLDERS
     The following table sets forth certain information concerning each person (including any group) known to the company to beneficially own more than five percent (5%) of company common stock as of March 8, 2006. Unless otherwise noted, shares are owned directly or indirectly with sole voting and investment power.

	Total Number of	Percent
Name and Address of Beneficial Owner	Shares Owned	of Class

Marsico Capital Management, LLC(1)	18,810,073	7.6%
1200 17th Street, Suite 1600 Denver, Colorado 80202

(1)	Based solely on information provided by Marsico Capital Management, LLC in an amendment to Schedule 13G filed with the Securities and Exchange Commission on February 13, 2006. Marsico Capital Management, LLC has sole voting power with respect to 15,910,653 shares and sole dispositive power with respect to 18,810,073 shares.
SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS
     The following table sets forth, as of January 3, 2006, beneficial ownership of shares of company common stock by each current director, each of the executives named in the Summary Compensation Table and all current directors and executive officers as a group. Unless otherwise noted, such shares are owned directly or indirectly with sole voting and dispositive power.

	Total		Shares		Deferred		Percent
	Shares		Acquirable in		Share		of
Name	Owned(1)		60 Days(2)		Units(3)		Class

J. Raymond Elliott	977,645		911,775		0		*
Stuart M. Essig	1,091		245		846		*
Larry C. Glasscock	58,542	(4)	54,759		3,743		*
John L. McGoldrick	65,578		50,000		4,246		*
Augustus A. White, III, M.D., Ph.D.	27,498		24,000		3,498		*
Sam R. Leno	394,721		336,959		0		*
Bruno A. Melzi	197,636		186,631		0		*
David C. Dvorak	188,584		179,511		0		*
Sheryl L. Conley	233,116		229,305		0		*
Richard Fritschi(5)	36,040	(6)	31,786		0		*
All current directors and executive officers as a group (14 persons)	2,528,027	(7)	2,341,207	(7)	12,333	(7)	1.0%

*	Less than 1.0%

(1)	Includes direct and indirect ownership of shares, stock options that are currently exercisable and stock options that will be exercisable within 60 days of January 3, 2006, deferred share units and the following restricted shares, which are subject to vesting requirements: Mr. Elliott – 10,174; Mr. Leno – 21,968; Mr. Melzi – 3,667; Mr. Dvorak – 7,500; Ms. Conley – 701; and all directors and executive officers as a group – 50,711.

(2)	Includes stock options that are currently exercisable and stock options that will be exercisable within 60 days of January 3, 2006.

(3)	Amounts credited to directors’ accounts in the Restated Zimmer Holdings, Inc. Deferred Compensation Plan for Non-Employee Directors as deferred share units that will be paid in shares of company common stock within 60 days after cessation of the individual’s service as a director.

(4)	Includes 40 shares held in a trust with respect to which Mr. Glasscock shares voting authority with the trustee.

(5)	Mr. Fritschi’s status as an executive officer of the company terminated as of December 9, 2005. Information reported in this table is based on information known to the company as of that date.

(6)	Includes 1,089 shares with respect to which Mr. Fritschi shares voting and dispositive power with his wife.

(7)	Excludes all shares owned and exercisable options held by Mr. Fritschi.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Under Section 16(a) of the Securities Exchange Act of 1934, as amended, the company’s directors, executive officers and the beneficial holders of more than 10% of the company’s common stock are required to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based on its records and other information, the company believes that during 2005 all applicable Section 16(a) filing requirements were met.

ZIMMER HOLDINGS, INC.	2006 PROXY STATEMENT

BOARD OF DIRECTORS
     The business of the company is managed under the direction of the Board of Directors. It has responsibility for establishing broad corporate policies and for the overall performance of the company. The Board meets on a regularly scheduled basis during the year to review significant developments affecting the company and to act on matters requiring Board approval. It also holds special meetings when an important matter requires Board action between scheduled meetings. Members of senior management regularly attend Board meetings to report on and discuss their areas of responsibility. Directors are also expected to attend the annual meeting of stockholders. All of the directors attended the 2005 annual meeting. In 2005, the Board of Directors held seven meetings and committees of the Board held a total of 32 meetings. Overall attendance at such meetings was 99%. Each director attended more than 75% of the total meetings of the Board of Directors and each of the committees on which he served during 2005.
Corporate Governance
     The company is committed to maintaining the highest standards of business conduct and corporate governance, which it believes are essential to running its business efficiently, serving stockholders well and maintaining the company’s integrity in the marketplace. The company has adopted a Code of Business Conduct that applies to all directors, officers and employees and a Code of Ethics for Chief Executive Officer and Senior Financial Officers. The Board of Directors has adopted Corporate Governance Guidelines, which, in conjunction with the Restated Certificate of Incorporation, Restated Bylaws, as amended, Board committee charters and key Board policies, form the framework for governance of the company. The current version of the Code of Business Conduct, the Code of Ethics for Chief Executive Officer and Senior Financial Officers, the Board’s Corporate Governance Guidelines and the charters for the four standing committees of the Board, as well as the Board’s policies on auditor ratification and stockholder rights plans, are available in the Investor Relations/ Corporate Governance section of the company’s website, www.zimmer.com, and will be provided in print without charge upon written request to the Secretary of the company at the address shown on the cover page of this proxy statement. The Board regularly reviews corporate governance developments and modifies its Corporate Governance Guidelines, committee charters and key practices as warranted. Any modifications are reflected on the company’s website. The company will also either disclose on Form 8-K or post on its website any substantive amendment to, or waiver from, the Code of Ethics for Chief Executive Officer and Senior Financial Officers or a provision of the Code of Business Conduct that applies to any director or executive officer of the company.
Director Independence
     As permitted by the rules of the New York Stock Exchange, the Board has adopted categorical standards to assist it in making determinations of director independence. These standards incorporate, and are consistent with, the definition of “independent” contained in the New York Stock Exchange listing rules. These standards are set forth in Appendix A to this proxy statement and are also included in the Board’s Corporate Governance Guidelines, which are available on the company’s website as described above. The Board has determined that each of the non-employee directors of the company, Stuart M. Essig, Larry C. Glasscock, John L. McGoldrick and Augustus A. White, III, M.D., Ph.D., meets these standards and is independent.
Committees of the Board
     The company’s Restated By-Laws, as amended, specifically provide that the Board may delegate responsibility to committees. During 2005, the Board had four standing committees: an Audit Committee, a Compensation and Management Development Committee, a Corporate Governance Committee and a Science and Technology Committee. The membership of the Audit Committee, the Compensation and Management Development Committee and the Corporate Governance Committee is composed entirely of independent directors. In addition, the members of the Audit Committee meet the heightened standards of independence for audit committee members required by Securities and Exchange Commission rules and New York Stock Exchange listing standards. The membership of the Science and Technology Committee is composed of one independent director and one employee representative, and the committee works together with an Advisory Board of Science and Technology.

ZIMMER HOLDINGS, INC.	2006 PROXY STATEMENT

     The table below shows the current membership of each Board committee and the number of meetings held during 2005.

Compensation
		and		Science
		Management	Corporate	and
Name	Audit	Development	Governance	Technology

Stuart M. Essig	X	Chair	X
Larry C. Glasscock	Chair	X	X
John L. McGoldrick		X	Chair
Augustus A. White, III, M.D., Ph.D.	X	X	X	Chair
2005 Meetings	13	10	8	1
Audit Committee. The principal functions of the Audit Committee include:

•	appointing, evaluating and, where appropriate, replacing the independent registered public accounting firm;

•	preapproving all auditing services and permissible non-audit services provided to the company by the independent registered public accounting firm;

•	reviewing with the independent registered public accounting firm and with management the proposed scope of the annual audit, past audit experience, the company’s program for the internal examination and verification of its accounting records and the results of recently completed internal examinations;

•	resolving disagreements between management and the independent registered public accounting firm regarding financial reporting; and

•	reviewing major issues as to the adequacy of the company’s internal controls.
     The Board of Directors has determined that both Larry C. Glasscock and Stuart M. Essig qualify as “audit committee financial experts” as defined by rules of the Securities and Exchange Commission. For a description of the relevant experience of Mr. Glasscock and Mr. Essig, see pages 10 and 9, respectively. During 2005, the Board updated the written charter of the Audit Committee. A copy of the current charter is attached as Appendix B to this proxy statement.
     The report of the Audit Committee appears on pages 6 – 7.
Compensation and Management Development Committee. The duties of the Compensation and Management Development Committee include:

•	administering the company’s annual incentive, stock option and long-term incentive plans;

•	reviewing and making recommendations to the Board with respect to incentive compensation and equity-based plans;

•	adopting and reviewing the company’s management development programs and procedures; and

•	approving compensation of executive officers and certain senior management.
     The report of the Compensation and Management Development Committee appears on pages 11 – 15.
Corporate Governance Committee. The duties of the Corporate Governance Committee include:

•	developing and recommending to the Board criteria for selection of non-employee directors;

•	recommending director candidates to the Board;

•	periodically reviewing both employee and non-employee director performance;

•	periodically reassessing the Board’s Corporate Governance Guidelines and recommending any proposed changes to the Board for approval; and

•	periodically reviewing the form and amount of non-employee director compensation and recommending any proposed changes to the Board for approval.
     The Corporate Governance Committee will consider director nominees recommended by stockholders. A stockholder who wishes to recommend a director candidate for consideration by the Corporate Governance Committee should send such recommendation to the Secretary of the company at the address shown on the cover page of this proxy statement, who will then forward it to the committee. Any such recommendation should include a description of the candidate’s qualifications for board service, the candidate’s written consent to be considered for nomination and to serve if nominated and elected, and

ZIMMER HOLDINGS, INC.	2006 PROXY STATEMENT

addresses and telephone numbers for contacting the stockholder and the candidate for more information. A stockholder who wishes to nominate an individual as a director candidate at the annual meeting of stockholders, rather than recommend the individual to the Corporate Governance Committee as a nominee, must comply with the advance notice requirements set forth in the company’s Restated By-Laws, as amended (see “2007 Proxy Proposals” for more information on these procedures).
     In considering candidates for the Board, the Corporate Governance Committee considers the entirety of each candidate’s credentials and does not have any specific minimum qualifications that must be met by a committee-recommended nominee. The committee is guided by the following basic selection criteria for all nominees: independence; highest character and integrity; experience and understanding of strategy and policy-setting; reputation for working constructively with others; and sufficient time to devote to Board matters. The committee also gives consideration to diversity, age, international background and experience and specialized expertise in the context of the needs of the Board as a whole. During the past year, the company paid a fee to a third-party search firm to assist the committee in identifying and evaluating potential director candidates.
Science and Technology Committee. The duties of the Science and Technology Committee include:

•	advising the Board on matters involving the company’s new science and advanced technology programs, including major internal projects, interactions with academic and independent research organizations and the acquisition of technologies; and
•	reviewing and recommending to the Board major technology positions and strategies relative to emerging concepts of therapy, new trends in healthcare, and changing market requirements.
Executive Sessions of and Communication with Non-Management Directors
     Non-management directors meet in executive sessions without management present upon the adjournment of every regularly scheduled meeting of the Board and at other times they determine. The director who presides at these meetings rotates session-by-session among the non-management directors in alphabetical order of their last names.
     In order that interested parties may be able to make their concerns known to the non-management directors, the Board has adopted a method for communicating directly with the non-management directors. The Board has designated Stuart M. Essig to receive such communications on behalf of the non-management directors. Interested parties may contact Mr. Essig via e-mail at sessig@integra-ls.com.
Stockholder Communication with the Board
     The Board has implemented a process whereby stockholders of the company may send communications to the Board’s attention. Any stockholder desiring to communicate with the Board, or one or more specified members thereof, should communicate in a writing addressed to Zimmer Holdings, Inc., Board of Directors, c/o Secretary, at the address shown on the cover page of this proxy statement. The Secretary of the company has been instructed by the Board to promptly forward all such communications to the specified addressees thereof.
Audit Committee Report
     The Audit Committee is responsible for monitoring the integrity of the company’s financial statements, the qualifications, performance and independence of the company’s independent registered public accounting firm, the performance of the company’s internal audit function and the company’s compliance with legal and regulatory requirements. The committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm.
     Management is responsible for the financial reporting process, including the system of internal control, for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States and for management’s report on internal control over financial reporting. The company’s independent registered public accounting firm is responsible for auditing the consolidated financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States as well as rendering an opinion on management’s report on internal control over financial reporting. The committee’s responsibility is to oversee and review the financial reporting process and to review and discuss management’s report on internal control over financial reporting. Committee members are not, however, professionally engaged in the practice of accounting or auditing and do not provide any expert or other special assurance as to such financial statements concerning compliance with laws, regulations or accounting principles generally accepted in the United States or as to the independence of the independent registered public accounting firm. The committee

ZIMMER HOLDINGS, INC.	2006 PROXY STATEMENT

relies, without independent verification, on the information provided to it and on the representations made by management and the independent registered public accounting firm.
     The committee held 13 meetings during 2005. The meetings were designed, among other things, to facilitate and encourage communication among the committee, management, the internal auditor and the company’s independent registered public accounting firm, PricewaterhouseCoopers LLP, or PwC.
     The committee discussed with the internal auditor and PwC the overall scope and plans for their respective audits. The committee met with the internal auditor and PwC, with and without management present, to discuss the results of their examinations and their evaluations of the company’s internal control over financial reporting. The committee reviewed and discussed the company’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002, including consideration of the Public Company Accounting Oversight Board’s (PCAOB) Auditing Standard No. 2, An Audit of Internal Control over Financial Reporting Performed in Conjunction With an Audit of Financial Statements.
     The committee discussed with management the company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the company’s risk assessment and risk management policies.
     Management has represented to the committee that the company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the committee has reviewed and discussed the consolidated financial statements with management and PwC. The committee reviewed and discussed with management, the internal auditor and PwC management’s report on internal control over financial reporting and PwC’s report thereon. The committee also discussed with management and the internal auditor the process used to support certifications by the company’s Chief Executive Officer and Chief Financial Officer that are required by the Securities and Exchange Commission and the Sarbanes-Oxley Act of 2002 to accompany the company’s periodic filings with the Securities and Exchange Commission and the processes used to support management’s report on internal control over financial reporting.
     The committee also discussed with PwC all matters required to be discussed by that firm’s professional standards, including, among other things, matters related to the conduct of the audit of the company’s consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees).
     PwC provided to the committee the written disclosures and the letter required by Independence Standards Board Standard No. 1, as amended (Independence Discussions with Audit Committees), and represented that PwC is independent from the company. The committee also discussed with PwC its independence from the company. When considering PwC’s independence, the committee considered if services PwC provided to the company beyond those rendered in connection with its audit and related reviews of the company’s consolidated financial statements and attestation on management’s report on internal control over financial reporting, were compatible with maintaining its independence. The committee concluded that the provision of such services by PwC has not jeopardized PwC’s independence.
     Based on the reviews and discussions described above, and subject to the limitations on the committee’s role and responsibilities referred to above and in the charter of the Audit Committee, the committee recommended to the Board of Directors, and the Board approved, that the company’s audited consolidated financial statements for the year ended December 31, 2005 be included in the company’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission.
     The committee has also confirmed there have been no new circumstances or developments since their respective appointments to the Audit Committee that would impair any member’s ability to act independently.

Audit Committee

Larry C. Glasscock, Chair
Stuart M. Essig
Augustus A. White, III, M.D., Ph.D.
Compensation of Non-Employee Directors
     The Board of Directors believes that providing competitive compensation is necessary to attract and retain qualified non-employee directors. The key components of director compensation include an annual retainer, committee chair annual retainers, meeting fees and equity-based awards. It is the Board’s practice to provide a mix of cash and equity-based compensation to more closely align the interests of directors with the company’s stockholders.
     Retainers and Meeting Fees. During 2005, each non-employee director received an annual retainer of $50,000 (subject to mandatory deferral requirements as described below) and an additional fee of $1,500 for attending each Board meeting and each Board committee meeting not held on the same day as a Board meeting. An additional annual fee of $5,000 was paid to each Board committee chair. At the end of each calendar quarter, non-employee directors are paid one-fourth of their annual retainers and committee chair annual fees and fees for attending Board and committee meetings held during the quarter.

ZIMMER HOLDINGS, INC.	2006 PROXY STATEMENT

     Equity-Based Compensation and Mandatory Deferrals. During 2005, each non-employee director received 500 deferred share units, or DSUs, as of the date of the annual meeting of stockholders with an initial value based on the price of the company’s common stock on that date. The company requires that these annual DSU awards be credited to a deferred compensation account under the provisions of the Restated Zimmer Holdings, Inc. Deferred Compensation Plan for Non-Employee Directors, also referred to as the Deferred Compensation Plan. DSUs represent an unfunded, unsecured right to receive shares of the company’s common stock (or the equivalent value in cash), and the value of DSUs varies directly with the price of the company’s common stock. The company also requires that 50% of a director’s annual retainer be deferred and credited to his or her deferred compensation account in the form of DSUs with an initial value equal to the amount of fees deferred until the director holds a total of at least 5,000 DSUs. Non-employee directors may elect to defer receipt of compensation in excess of their mandatory deferral and annual DSU award. Elective deferrals are also credited to the director’s deferred compensation account in the form of DSUs with an initial value equal to the amount of fees deferred. All DSUs are immediately vested. Annual DSU awards and mandatory deferral DSUs will be paid in shares of the company’s common stock, and elective deferral DSUs will be paid in cash, in both cases following termination of the non-employee director’s service on the Board. Non-employee directors may elect to convert all or a portion of their annual retainer not subject to mandatory deferral into stock options using a ratio of an option to purchase three shares of common stock for each DSU the director would have received if he or she had elected to defer such compensation. These stock options become fully exercisable on the last day of the calendar year in which the options are granted if the director continues as a non-employee director of the company throughout that year.
     The Zimmer Holdings, Inc. Stock Plan for Non-Employee Directors provides that non-employee directors may receive stock options, restricted stock and restricted stock units. No director received an award under this plan during 2005, except two directors who elected to convert to stock options the portion of their annual retainers not subject to mandatory deferral as described above.
     Insurance, Expense Reimbursement and Director Education. The company provides non-employee directors with travel accident insurance and reimburses reasonable expenses incurred for transportation, meals and lodging when on company business. The company also reimburses non-employee directors for reasonable out-of-pocket expenses, including tuition costs, incurred in attending director education programs approved by the company. During 2005, Stuart M. Essig attended a director education program sponsored by the National Association of Corporate Directors, or NACD (Rules of the Road — What the Board Expects from the CFO). In addition, Larry C. Glasscock attended a director education program presented to directors of WellPoint, Inc. by the NACD.
     The following table sets forth the value of the retainer and other fees earned by the non-employee directors during 2005. Each non-employee director has deferred a portion of these amounts (ranging from the mandatory deferral of the annual DSU award and one-half of the annual retainer to deferral of 100% of all compensation).

	Annual	Committee Chair		Annual Deferred
Name	Retainer	Annual Retainer	Meeting Fees	Share Unit Award**	Total

Stuart M. Essig*	$50,000	$3,750	$18,000	$40,465	$112,215
Larry C. Glasscock	50,000	5,000	30,000	40,465	125,465
John L. McGoldrick	50,000	5,000	19,500	40,465	114,965
Augustus A. White, III, M.D., Ph.D.	50,000	5,000	31,500	40,465	126,965

*	Mr. Essig joined the Board of Directors effective March 18, 2005.

**	Represents the value of 500 DSUs awarded to each non-employee director on May 2, 2005, based on the closing price of the company’s common stock as reported by the New York Stock Exchange on that date of $80.93.
Changes to Director Compensation
     During 2005, the Corporate Governance Committee retained an independent compensation consultant to conduct a competitive assessment of the company’s non-employee director compensation program and to suggest recommendations for strengthening the program going forward. This assessment included a review of recently published general industry surveys on board of director compensation as well as an analysis of the director compensation practices of a group of 14 comparable publicly-traded peer companies, including total retainer and meeting fees, long-term equity compensation and total direct compensation. The 14 companies comprising the peer group were the same companies approved by the Compensation and Management Development Committee for benchmarking executive compensation, as described in the Compensation and Management Development Committee Report that begins on page 11.

ZIMMER HOLDINGS, INC.	2006 PROXY STATEMENT

     As a result of its review, the Corporate Governance Committee recommended to the Board, and the Board approved, the following changes to the compensation of the company’s non-employee directors, effective as of the 2006 annual meeting of stockholders on May 1:

•	the committee chair annual retainer will be increased from $5,000 to $7,500;

•	non-employee directors will be paid for each committee meeting attended, including committee meetings held on the same day as a Board meeting; and

•	continuing non-employee directors (including directors who are elected or re-elected) will be granted an additional annual equity award as of the date of each annual meeting of stockholders in the form of restricted stock units, or RSUs, with an initial value, based on the price of the company’s common stock on the date of grant, equal to $40,000. The RSUs will be immediately vested and will be subject to mandatory deferral until the later of (1) the director’s retirement or other termination of service from the Board or (2) the date that is three years after the grant date. The RSUs will be settled in shares of company common stock.
     The Board believes that these changes will place the compensation of the company’s non-employee directors at approximately the median of the comparable publicly-traded peer group mentioned above. In addition, as a result of these changes, approximately 80% of the initial value of the base compensation paid to a non-employee director (not including Committee chair annual retainers) will be equity-based compensation, the receipt of which is subject to mandatory deferral until the director completes his or her service on the Board. Once a director satisfies the minimum 5,000 DSU ownership requirement described above under “Equity-Based Compensation and Mandatory Deferrals”, the percentage of the initial value of his or her base compensation that is subject to mandatory deferral will decrease to approximately 60%. The Board believes that the mandatory deferral of equity-based compensation serves to increase share ownership levels of non-employee directors and aligns directors’ interests more closely with those of stockholders.
Directors and Nominees
     The Board of Directors is divided into three classes whose terms expire at successive annual meetings. Two directors will be elected at the meeting to serve a term expiring in 2009. The nominees for director named below are currently directors of the company. The Board appointed Mr. Essig director in 2005 upon the recommendation of the Corporate Governance Committee. A third-party search firm recommended Mr. Essig to the committee as a potential director candidate. Dr. White has been a director since 2001 and was last elected by stockholders in 2003. After the election of two directors at the meeting, the company will have five directors, including the three directors whose present terms extend beyond the meeting, and there will be one vacancy on the Board of Directors. The Board intends to fill the vacancy in due course following the selection of a suitable candidate, in accordance with the company’s Restated Certificate of Incorporation. Listed first below are the nominees for election, followed by the directors whose terms expire in 2007 and 2008, with information including their principal occupations and other business affiliations, the year each was first elected as a director, the Board committee memberships of each and each director’s age.
Nominees for Director: 2006 – 2009 Term

Stuart M. Essig, Director Since 2005
President and Chief Executive Officer of Integra LifeSciences Holdings Corporation, or Integra, since December 1997. Prior to joining Integra, Mr. Essig supervised the medical technology practice at Goldman, Sachs & Co. as a managing director. Mr. Essig had ten years of experience at Goldman Sachs serving as a senior mergers and acquisitions advisor to a broad range of domestic and international medical technology, pharmaceutical and biotechnology clients. Mr. Essig holds an A.B. from the Woodrow Wilson School of Public and International Affairs at Princeton University and an M.B.A. and Ph.D. in Financial Economics from the University of Chicago, Graduate School of Business. Mr. Essig is a director of Integra, St. Jude Medical, Inc. and the Advanced Medical Technology Association, or AdvaMed, the medical device industry’s trade association. Board Committees: Audit Committee, Compensation and Management Development Committee (Chair) and Corporate Governance Committee. Age 44.

ZIMMER HOLDINGS, INC.	2006 PROXY STATEMENT

Nominees for Director: 2006 – 2009 Term (continued)

Augustus A. White, III, M.D., Ph.D., Director Since 2001
Ellen and Melvin Gordon Professor of Medical Education, Professor of Orthopaedic Surgery, and Master of the Oliver Wendell Holmes Society at the Harvard Medical School and Professor of Orthopaedic Surgery at the Harvard-MIT Division of Health Sciences and Technology; and Orthopaedic Surgeon-in-Chief, Emeritus, at the Beth Israel Deaconess Medical Center in Boston. Dr. White previously served as the Chief of Spine Surgery at Beth Israel and Director of the Daniel E. Hogan Spine Fellowship Program. He is a graduate of the Stanford University Medical School, holds a Ph.D. from the Karolinska Institute in Stockholm and an A.B. from Brown University, and graduated from the Advanced Management Program at the Harvard Business School. Dr. White is a recipient of the Bronze Star, which he earned while stationed as a Captain in the U.S. Army Medical Corps in Vietnam. He is an internationally known and widely published authority on biomechanics of the spine, fracture healing and surgical and non-surgical care of the spine. He is nationally recognized for his work in medical education, diversity, and issues of health care disparities. Dr. White is a director of Orthologic Corp. Board Committees: Audit Committee, Compensation and Management Development Committee, Corporate Governance Committee and Science and Technology Committee (Chair). Age 69.

Continuing Directors Whose Present Terms Expire in 2007

Larry C. Glasscock, Director Since 2001
Chairman, President and Chief Executive Officer of WellPoint, Inc. (formerly known as Anthem, Inc.) since November 2005. Mr. Glasscock was elected Chairman of the Board on November 30, 2005, having served as President and Chief Executive Officer of WellPoint, Inc. since November 2004. Mr. Glasscock served as Chairman, President and Chief Executive Officer of Anthem, Inc. from May 2003 to November 2004 and has served as President and Chief Executive Officer of Anthem Insurance Companies, Inc., or Anthem Insurance, since October 1999. Mr. Glasscock joined Anthem Insurance in April 1998 as Senior Executive Vice President and Chief Operating Officer. He was named President and Chief Operating Officer in April 1999 and President and Chief Executive Officer in October 1999. Mr. Glasscock was named President and Chief Executive Officer of Anthem, Inc. in July 2001. Prior to joining Anthem Insurance, Mr. Glasscock served as Chief Operating Officer of CareFirst, Inc. from January through April 1998 and he served as President and Chief Executive Officer of Group Hospitalization & Medical Services, Inc., which did business as Blue Cross and Blue Shield of the National Capital Area, from September 1993 to January 1998. From 1991 to 1993, he served as President, Chief Operating Officer and Director of First American Bank, N.A. Mr. Glasscock is a director of WellPoint, Inc. Board Committees: Audit Committee (Chair), Compensation and Management Development Committee and Corporate Governance Committee. Age 57.

John L. McGoldrick, Director Since 2001
Executive Vice President of Bristol-Myers Squibb Company, or Bristol-Myers Squibb, since October 2005. Mr. McGoldrick served as Executive Vice President and General Counsel of Bristol-Myers Squibb from January 2000 to October 2005, Senior Vice President, General Counsel and President, Medical Devices Group from December 1998 to January 2000 and Senior Vice President and General Counsel from 1995 to December 1998. Senior director of the Board of the New Jersey Transit Corporation and member of the board of AdvaMed from 1998 to 2002. Mr. McGoldrick has served on several governmental reform commissions in New Jersey. He is an invited participant of The Aspen Institute on the World Economy and the World Economic Forum (Davos). Before joining Bristol-Myers Squibb, Mr. McGoldrick was a senior partner and executive committee member of the law firm of McCarter & English. He is a graduate of Harvard College and the Harvard Law School. Board Committees: Compensation and Management Development Committee and Corporate Governance Committee (Chair). Age 65.

ZIMMER HOLDINGS, INC.	2006 PROXY STATEMENT

Continuing Director Whose Present Term Expires in 2008
J. Raymond Elliott, Director Since 2001
Chairman, President and Chief Executive Officer of the company since August 6, 2001. President, Chief Executive Officer and Director since March 20, 2001. Mr. Elliott was appointed President of Zimmer, Inc., the company’s predecessor, in November 1997. Mr. Elliott has more than 30 years of experience in orthopaedics, medical devices and consumer products. Prior to joining Zimmer, Inc., he served as President and Chief Executive Officer of Cybex, Inc., a publicly traded medical products company, from September 1995 to June 1997, and previously as President and Chief Executive Officer of J.R. Elliott & Associates, a privately held M&A firm. During this time, Mr. Elliott successfully completed several M&A and turnaround projects for the Federal government and numerous healthcare firms, including the role of Chairman and Chief Executive Officer for Cablecom Inc. Mr. Elliott has also served as Chairman and President of various divisions of Southam, Inc., a communications group, and as Group President of food and beverage leader John Labatt, Inc. He began his career in the healthcare industry with American Hospital Supply Corporation (later Baxter International), where he gained 15 years experience in sales, marketing, operations, business development and general management, leading to his appointment as President of the Far East divisions, based in Tokyo, Japan. Mr. Elliott has served as a director on more than 20 business-related boards in the U.S., Canada, Japan and Europe and has served on five occasions as Chairman. He has served as a member of the board of directors and chair of the orthopaedic sector of AdvaMed and is currently a director of the State of Indiana Workplace Development Board, the Indiana Chamber of Commerce and the American Swiss Foundation. Mr. Elliott also has served as the Indiana representative on the President’s State Scholars Program and as a trustee of the Orthopaedic Research and Education Foundation, or OREF. He holds a bachelor’s degree from the University of Western Ontario, Canada. Age 56.
EXECUTIVE COMPENSATION
Compensation and Management Development Committee Report
Introduction
     The Compensation and Management Development Committee (the Committee) of the Board of Directors is responsible for ensuring that the company’s executive compensation plans, policies and programs are competitive and reflect the long-term interests of stockholders. The Committee determines and approves the Chief Executive Officer’s compensation and makes recommendations to the Board of Directors with respect to non-CEO executive officer compensation, including annual base salary, annual and long-term incentive opportunities and equity-based compensation. The Committee authorizes all awards under the company’s equity-based compensation plans and approves and authorizes the company to enter into any compensation-related agreements with executive officers of the company as, when and if appropriate. All members of the Committee are considered independent under New York Stock Exchange listing rules and the categorical standards for director independence adopted by the Board of Directors. The Committee operates under a written charter adopted by the Board of Directors which can be accessed in the Investor Relations/ Corporate Governance section of the company’s website, www.zimmer.com.
Compensation Philosophy
     The company’s compensation program for executive officers is designed and administered to attract, retain and motivate highly qualified executives, and to align their interests with the long-term interests of the company’s stockholders, by providing appropriate, competitive compensation and financial rewards. The ultimate goal of the company’s executive compensation program is to increase stockholder value by providing the executives with appropriate incentives to achieve the company’s business objectives, particularly in light of the highly competitive business environment and industry in which the company operates. The Committee believes that it can best accomplish this goal by structuring an executive compensation program that rewards executives for superior performance, as measured by financial and non-financial factors, including major compensation components that are linked directly to increases in recognized measures of stockholder value. The company also encourages executives to act as equity owners through the stock ownership guidelines discussed later in this report.

ZIMMER HOLDINGS, INC.	2006 PROXY STATEMENT

Compensation Components
     Executive officer compensation, like compensation for other company employees generally, consists of annual base salary, cash incentive compensation, equity-based incentive compensation, health, welfare and retirement benefits and a limited number of perquisites.
     The company uses a compensation consultant to develop and assess its compensation programs. In 2004 and 2005, the Committee directly engaged a second compensation consultant to provide broad advice across a range of compensation issues and to assist the Committee in determining appropriate compensation arrangements for executive officers, particularly long-term incentive compensation. This consultant reports directly to the Committee. The Committee also compares the company’s pay structure and its business, financial and stock price performance to a group of 14 industry-relevant peer companies. The Committee periodically evaluates the composition of the peer group to ensure it remains relevant. Ten of the 14 peer companies are included in the S&P 500 Health Care Equipment Index, as is the company. The performance of the company’s stock is compared to the performance of the index in the graph on page 23.
     Base Salaries. The base salaries of executive officers are set at levels intended to be competitive with companies within the medical device and biotech industries and with other competitors for talent generally. The Committee reviews base salaries of the Chief Executive Officer and the non-CEO executive officers annually and makes adjustments or recommendations, in light of past individual performance as measured by both qualitative and quantitative factors and the potential for making significant contributions in the future, to ensure that salary levels remain appropriate and competitive. The Committee generally treats individual factors as more significant than overall company performance in a particular year in determining base salary levels and any increase in base salary levels.
     Cash Incentive Compensation. The Committee believes that cash incentive compensation should be linked directly to achievement of specified financial and non-financial objectives by the company. Accordingly, the Committee treats company performance as more significant than individual performance in determining cash incentive compensation payouts.
     Under the company’s Executive Performance Incentive Plan, each executive officer is eligible for an annual cash incentive award in an amount up to a target percentage of the executive officer’s base salary. The Executive Performance Incentive Plan, approved by stockholders in 2003, provides incentives for management to enhance stockholder value by meeting current year performance targets. The annual cash incentive award payments are based upon the company’s achievement of those targets. Payment levels generally range from 0% if the company fails to achieve at least 85% of target to 200% if the company achieves 120% of target. In no event may the incentive payments exceed 200% of the target amounts. For 2005, the performance objectives include components based upon earnings per share (representing 50% of each executive officer’s potential award), revenue (representing 25% of each executive officer’s potential award) and cash flow (representing 25% of each executive officer’s potential award).
     Each executive officer is also eligible for a cash incentive award under the company’s three-year Supplemental Performance Incentive Plan, or the Supplemental Plan. The Supplemental Plan, recommended by the Committee and adopted by the Board of Directors in 2004, promotes company and stockholder interests by providing incentives to employees who have responsibilities relating directly to the integration of Centerpulse AG into the company to successfully accomplish that integration and achieve specified, measurable expense savings and efficiencies, or “synergies”. The Centerpulse integration plan sets forth targets for the dollar value of total synergies to be achieved by the end of each of 2004, 2005 and 2006. The annual cash incentive award payments under the Supplemental Plan are based upon the company’s achievement of those targets. Payment levels range from 0% if the company fails to achieve 100% of target to 100% if the company achieves 150% of target.
     Equity-Based Incentive Compensation. The Committee believes that equity-based incentives are an important element of long-term compensation. The value of these incentives to the executive is dependent on increases in value of the company’s stock, providing incentives for increasing stockholder value. Under the 2001 Stock Incentive Plan, or the 2001 Plan, the Committee may grant stock options, restricted stock, performance shares and other forms of equity-based compensation to executive officers and other key employees. The Committee determines the form of and amount of shares underlying awards in part based on broad guidelines that are intended to be competitive within the medical device and biotech industries and with other competitors for talent generally. Within those broad guidelines, the Committee treats individual factors, including past performance and potential for making significant contributions in the future, as more significant than overall company performance in a particular year in determining the form of and amount of shares underlying an individual award.
     During each of 2004 and 2005, the Committee’s compensation consultant assisted the Committee in evaluating executive compensation with a focus on providing long-term incentives. At the conclusion of the 2004 evaluation, the Committee decided to incorporate performance-based conditions into stock option awards under the 2001 Plan. In January 2005, the Committee granted stock options to executive officers in large part consistent with the guidelines used for the 2004 grant. However, one-half of the stock options only become exercisable to the extent that the company exceeds specified performance targets for earnings per share, revenue and free cash flow for 2005. If the performance targets are achieved, the performance-conditioned stock options then vest ratably over a four-year period as long as the executive remains employed by the company.

ZIMMER HOLDINGS, INC.	2006 PROXY STATEMENT

     At the conclusion of the 2005 evaluation by the Committee’s compensation consultant, the Committee decided to grant long-term performance awards in the form of performance shares to executive officers and other upper-level management employees under the 2001 Plan in combination with a reduced number of nonqualified stock options. Performance shares provide the executives an opportunity to earn a number of shares of the company’s common stock to the extent that the company’s actual performance over a three-year performance period meets or exceeds the performance goal specified in the award and the other terms and conditions of the award are met. The annual grant of stock options to executive officers in January 2006 was approximately 75% of the levels of the 2005 grant. These stock options vest ratably over a four-year period. In addition, individual awards of performance shares were made. Earned performance shares are subject to cliff vesting at the end of the three-year performance period. The Committee set a performance goal with respect to the performance shares of a specified target for the compound annual growth rate, or CAGR, of the company’s earnings per share, or EPS, over the three-year performance period beginning January 1, 2006 and ending December 31, 2008. The number of shares of the company’s common stock that may be earned with respect to the performance share awards will be determined at the end of the three-year performance period after the Committee determines whether and the extent to which the performance goal has been satisfied. The percentage of shares earned will range from 0% of an executive’s award if the actual CAGR of EPS is less than 85% of target, to 33.3% of an executive’s award if the actual CAGR of EPS is at least 100% of target, to 100% of an executive’s award if the actual CAGR of EPS is at least 120% of target. The executives have no voting or dividend rights with respect to the performance shares until the shares are earned. An executive who terminates employment prior to the end of the three-year performance period for reasons other than death, disability or retirement will forfeit all of his or her performance shares, unless determined otherwise by the Committee in its sole discretion. An executive’s performance shares may be earned prior to the end of the performance period if the company experiences a change in control, but payment of such earned performance shares would be subject to mandatory deferral until the earlier of the end of the three-year performance period or the executive’s termination of employment (other than termination by the company for “cause” or by the executive without “good reason”).
     Perquisites. The company provides executive officers with a limited range of perquisites or other benefits not generally available to other employees. Certain executives (primarily those living overseas) are provided with company cars. The company maintains two club memberships in the United States for business use by sales and management personnel and pays the cost of a small number of club memberships internationally. Non-business use of company aircraft is very limited and infrequent. The Committee reviews Mr. Elliott’s non-business use of company aircraft on an annual basis and Mr. Elliott is taxed on the imputed income attributable to all such use. The company does not provide any additional income to Mr. Elliott to pay the taxes on the imputed income.
     Executives who relocate may take advantage of benefits provided under the company’s relocation assistance program, including, for example, reimbursement of temporary housing and moving expenses, but such benefits are not exclusive to executives; the company’s relocation assistance program is generally available to all management-level employees.
     As explained below, during 2005, the Committee undertook a review of the company’s perquisites. Based on that review, the Committee believes the nature and costs to the company of perquisites currently provided to the executive officers are reasonable.
     Retirement and Deferred Compensation Plans. Executives may participate in the company’s 401(k) savings plan and the benefits equalization plan that supplements the savings plan. These plans are discussed in more detail on page 16. Executives hired before September 2, 2002 also participate in the company’s defined benefit pension plan and the benefits equalization plan that supplements the pension plan. These plans are discussed in more detail beginning on page 19. An executive may also elect to defer receipt of a portion of his or her annual bonus payable under the Executive Performance Incentive Plan. The deferral provisions of the Executive Performance Incentive Plan are discussed on page 16.
CEO Compensation
     As required under its charter, the Committee reviews and approves corporate goals and objectives relevant to Mr. Elliott’s compensation as Chief Executive Officer and evaluates his performance in light of those goals and objectives on an annual basis.
     Mr. Elliott’s compensation is determined in accordance with the principles summarized above. A significant portion of Mr. Elliott’s total compensation is at-risk based on the company’s performance. His total compensation in 2005 reflects the Committee’s assessment of the company’s continuing strong performance during the year as well as the company’s superior results over the past four years since its birth as an independent public company.
     Mr. Elliott’s base salary was increased by 3.6% to $725,000 effective January 1, 2005 and was increased by 3.4% to $750,000 effective January 1, 2006. These annual increases are consistent with the range of annual salary increases of 3% to 4% applicable to company employees generally. Mr. Elliott’s incentive opportunities under the Executive Performance Incentive Plan and the Supplemental Plan for 2005 were based on the company’s achievement of specified goals for the performance criteria described above. Mr. Elliott’s target bonus under the Executive Performance Incentive Plan was equal to 100% of his base salary. Because actual results for 2005 exceeded targeted objectives, Mr. Elliott received a bonus equal to $944,675 under

ZIMMER HOLDINGS, INC.	2006 PROXY STATEMENT

the Executive Performance Incentive Plan. In addition, because the company exceeded the targeted objectives for 2005 under the Supplemental Plan, Mr. Elliott received a supplemental bonus equal to $241,346 under that plan.
     In January 2005, the Committee granted Mr. Elliott 140,000 stock options and a maximum of 140,000 performance-conditioned stock options as part of his annual compensation program. The total number of stock options granted in 2005 was the same as the number granted in 2004. Based on the company’s 2005 performance, 94,080 of the performance-conditioned stock options vested as to performance and now vest 25% per year subject to maintenance of employment. In January 2006, the Committee granted Mr. Elliott 210,000 stock options and a three-year grant of 210,000 performance shares. As described above, the performance shares entitle Mr. Elliott to earn up to a maximum of 210,000 shares of the company’s common stock if the actual compound annual growth rate of the company’s earnings per share for the three-year performance period equals or exceeds 120% of the target set by the Committee. The Committee believes that these equity-based awards recognize the ongoing strong performance of the company and provide better alignment with stockholders’ interests.
     The following tally sheet sets forth the estimated total value of Mr. Elliott’s compensation package in 2005, as well as the estimated values of his supplemental retirement and post-retirement benefits at age 60 and the company’s estimated severance payment obligations under alternative contingent scenarios.
2005 CEO TALLY SHEET

Annual and Other Compensation

Base salary	$725,000	(1)
Annual incentive – Executive Performance Incentive Plan	944,675	(1)
Annual incentive – Supplemental Plan	241,346	(1)
Perquisites – non-business use of company aircraft	54,985	(1,2)
Company matching contributions to the 401(k) savings plan and the benefits equalization plan that supplements the savings plan	32,395	(1,3)
Aggregate increase in actuarial value of defined benefit plans	464,426
Gross-ups	0
Total Annual and Other Compensation	$2,462,827

Long-Term Incentive Awards

Stock options	$3,925,600	(4)
Performance-conditioned stock options	3,925,600	(4)
Restricted stock	0
Performance shares	0
Total Long-Term Incentive Awards	$7,851,200
Total Annual and Other Compensation and Long-Term Incentive Awards	$10,314,027

Estimated Value of Benefit Due under Retention Agreement upon Retirement or Termination

Estimated value of phantom deferred share units payable upon retirement or termination of employment	$1,183,167	(5)

Projected Supplemental Retirement Benefit at Age 60

Projected lump-sum benefit under the benefits equalization plan that supplements the pension plan	$5,664,803

Estimated Value of Post-Retirement Benefits at Age 60

Estimated value of retiree medical plan benefits	$91,195

Estimated Alternative Contingent Severance Payment Obligations

Alternative 1: Estimated cash payment under Change in Control Severance Agreement upon termination of employment following a change in control of the company (double trigger)	$6,782,884	(6)
Alternative 2: Estimated cash payment under the company’s severance plan upon termination of employment without cause	$693,461
Alternative 3: Estimated cash payment under the company’s severance plan upon termination of employment for cause	$0

(1)	As reported in the Summary Compensation Table on page 16.

(2)	Represents the incremental cost to the company of Mr. Elliott’s non-business use of company aircraft.

(3)	As of December 31, 2005, accumulated company matching contributions on behalf of Mr. Elliott to the 401(k) savings plan and the benefits equalization plan that supplements the savings plan were $48,574 and $112,560, respectively.

(4)	As reported in the Grant Date Present Value column of the Option/ SAR Grants in Last Fiscal Year table on page 18. The Black- Scholes option pricing model was used to estimate the grant date present value of the options. There is no assurance that the value realized by Mr. Elliott, if any, will be at or near the value estimated by the Black-Scholes model. Future compensation resulting from option grants is based solely on the performance of the company’s stock price.

(5)	Pursuant to a retention agreement entered into with Mr. Elliott in February 2001, Mr. Elliott was awarded 17,544 phantom deferred share units. At the time of Mr. Elliott’s retirement or termination of employment, his units will be distributed to him in the form of a lump sum cash payment equal to the number of units awarded multiplied by the fair market value of company common stock at the time of his retirement or termination, plus the sum of any dividends credited on shares of company common stock from the date of the award to his retirement or termination date. The estimated value shown above is based on the closing price of the company’s common stock as reported

ZIMMER HOLDINGS, INC.	2006 PROXY STATEMENT

by the New York Stock Exchange on December 30, 2005 of $67.44. No dividends have been declared or paid on shares of company common stock.

(6)	Estimated as of September 2005. Includes the value of continuing health, welfare and other benefits. In addition, in the event of termination of employment following a change in control, all outstanding stock options held by Mr. Elliott would become immediately vested and exercisable and all restrictions on restricted shares held by him would lapse.
     The Committee reviewed the total compensation paid and other benefits made available to Mr. Elliott for 2005 and found these amounts to be reasonable.
Executive Stock Ownership Guidelines and Other Committee Actions
     The Board of Directors has established stock ownership guidelines for executive officers of the company in order to align their interests more closely with those of stockholders. The Committee oversees compliance by executive officers with these guidelines. The guidelines require (a) the Chief Executive Officer to own shares with a value equal to at least five times his base salary; (b) designated other senior executive officers, including each of the current non-CEO executive officers named in the Summary Compensation Table of this proxy statement, to own shares with a value equal to at least three times the senior executive officer’s base salary; and (c) other executive officers to own shares with a value equal to at least the executive officer’s base salary. All shares owned by an executive count toward these guidelines, including shares owned directly and indirectly, shares held in the company’s 401(k) plan, shares held in the company’s Employee Stock Purchase Plan, as amended, restricted shares and performance shares (at the target award level) payable in company stock. In addition, one-half of the gain on vested stock options is counted toward these guidelines. All executive officers are either in compliance with the guidelines or are pursuing plans that will enable them to achieve compliance within the time frame prescribed in the guidelines.
     During 2005, the Committee took several steps to improve its understanding of the company’s executive compensation program and to satisfy itself that the level of compensation of the company’s executive officers is appropriate. These steps included reviewing (a) the company’s practices on perquisites; (b) the anticipated payments to the executive officers that would be required in the event of a change in control of the company and termination of the executives’ employment under the Change in Control Severance Agreements described elsewhere in this proxy statement; and (c) the key features of the company’s two supplemental executive retirement plans, the benefits equalization plan that supplements the company’s defined benefit pension plan, and the benefits equalization plan that supplements the company’s 401(k) savings plan.
     The Committee believes that the company’s compensation program, with its emphasis on compensation that is at-risk based on the company’s performance and the value of the company’s equity, focuses the efforts of executives and employees on the attainment of a sustained high rate of company growth and profitability for the benefit of the company’s stockholders.
Policy Regarding Deductibility of Compensation
     Section 162(m) of the Internal Revenue Code limits the deductibility of compensation paid to each of the executive officers listed in the Summary Compensation Table in this proxy statement to $1,000,000 per year, but contains an exception for certain performance-based compensation. The Committee’s policy is to take into account Section 162(m) in establishing compensation for the company’s senior executives. However, the deductibility of some types of compensation payments can depend upon the timing of an executive’s vesting or exercise of previously granted rights. Interpretations of and changes in applicable tax laws and regulations as well as other factors beyond the Committee’s control also can affect deductibility of compensation. For these and other reasons, the Committee has determined that it will not necessarily seek to limit executive compensation to that sum which is deductible under Section 162(m) of the Code.
     The Executive Performance Incentive Plan and the 2001 Stock Incentive Plan contain performance-based conditions and have previously been approved by stockholders to ensure deductibility of payments under those plans under Section 162(m). The company is seeking stockholder approval of a new 2006 Stock Incentive Plan at the annual meeting. The Committee will continue to monitor developments and assess alternatives for preserving the deductibility of compensation payments and benefits to the extent reasonably practicable, consistent with its compensation policies and as determined to be in the best interests of the company and its stockholders.

Compensation and Management Development Committee

Stuart M. Essig, Chair
Larry C. Glasscock
John L. McGoldrick
Augustus A. White, III, M.D., Ph.D.

ZIMMER HOLDINGS, INC.	2006 PROXY STATEMENT

Executive Officer Compensation Tables and Notes
     The following tables set forth information regarding compensation paid to the company’s Chief Executive Officer and each of the company’s four other most highly compensated executive officers (based on salary and bonus earned during 2005) who were serving as executive officers as of December 31, 2005. The tables also provide compensation information with respect to one former executive officer who would have been among the four most highly compensated executive officers during 2005 but who was no longer serving as an executive officer as of December 31, 2005.
SUMMARY COMPENSATION TABLE

							Long-Term Compensation

							Awards

		Annual Compensation						Securities
							Restricted	Underlying
						Other	Stock	Options/	All Other
		Salary		Bonus		Annual	Awards	SARS	Compensation
Name and Principal Position	Year	($)(1)		($)(1),(2)		Compensation(3)	($)(4)	(#)(5)	($)(6)

J. Raymond Elliott	2005	725,000		1,186,021		54,985	—	280,000	32,395
Chairman, President and	2004	725,962		1,449,261		104,534	—	280,000	32,668
Chief Executive Officer	2003	668,269		1,040,656		35,850	—	279,000	29,585

Sam R. Leno	2005	494,400		484,705		—	—	108,934	22,248
Executive Vice President, Finance and	2004	497,885		606,324		—	350,050	103,200	22,405
Corporate Services and Chief Financial Officer	2003	461,365		433,659		30,493	—	103,200	20,761

Bruno A. Melzi	2005	444,135	(7)	349,921	(7)	—	—	76,000	210,917	(7)
Chairman, Europe, Middle East	2004	436,951	(7)	447,073	(7)	—	—	72,000	—
and Africa	2003	369,531	(7)	292,630	(7)	—	—	63,450	—

David C. Dvorak	2005	350,000		345,322		—	—	69,666	15,750
Group President, Global Businesses	2004	341,539		415,926		—	525,075	73,333	15,369
and Chief Legal Officer	2003	297,712		278,118		3,722	—	66,000	13,397

Sheryl L. Conley	2005	320,000		263,224		—	—	57,396	14,400
Group President, Americas and Global	2004	311,538		318,755		—	—	54,375	14,019
Marketing and Chief Marketing Officer	2003	279,615		240,516		—	—	54,375	12,583

Richard Fritschi(8)	2005	348,115	(9)	287,366	(9)	—	—	54,286	—
Former President, Zimmer Europe	2004	359,630	(9)	349,981	(9)	—	—	50,000	—
and Australasia	2003	327,619	(9)	257,181	(9)	—	—	—	—

(1)	Reported salary and bonus amounts include the following compensation that the executives elected to defer under the provisions of the company’s 401(k) savings plan (the Zimmer Holdings, Inc. Savings and Investment Program), the benefit equalization plan that supplements the savings plan (the Benefits Equalization Plan for the Zimmer Holdings, Inc. Savings and Investment Program) or the deferral provisions of the company’s executive incentive plan (the Zimmer Holdings, Inc. Executive Performance Incentive Plan).

			Benefits
			Equalization Plan
	Savings and	Savings and	for the Savings and	Executive
	Investment Program	Investment Program	Investment	Performance
Name	(Pre-Tax)	(After-Tax)	Program (Pre-Tax)	Incentive Plan

J. Raymond Elliott	$14,000	$18,780	$82,400	$—
Sam R. Leno	12,600	—	17,064	—
Bruno A. Melzi	—	—	—	—
David C. Dvorak	14,000	17,500	21,000	259,949
Sheryl L. Conley	12,600	—	6,600	—
Richard Fritschi	—	—	—	—

The Savings and Investment Program is a tax-qualified profit sharing plan with a 401(k) elective deferral feature. It provides a way for eligible employees to save on a pre-tax basis and enhance their savings with employer matching contributions. A participant may elect to defer up to 30% of his or her or base pay under the plan. When these participants’ deferrals reach the IRS annual deferral limit in a calendar year, their contributions change from a pre-tax basis to an after-tax basis. As required by IRS rules, the plan limits the compensation that can be considered for contributions (the “maximum compensation limit”).

The Benefits Equalization Plan for the Savings and Investment Program is a non-qualified plan that supplements the 401(k) plan. It provides a way for eligible executives to make additional pre-tax deferrals once their base pay during a year reaches the maximum compensation limit. A participant can elect to defer under this plan, on a pre-tax basis, up to 30% of base pay in excess of the maximum compensation limit (such contributions are subject to social security tax withholding).

The Executive Performance Incentive Plan allows an executive to defer up to 95% of his or her annual incentive payment. Amounts deferred are invested in dollar-denominated accounts that mirror the gains and/or losses of several different investment funds, or may be invested in a phantom company stock fund, based on the investment selection of the participant. The plan does not offer any above-market rates of return. The plan is not funded by the company and participants have an unsecured contractual commitment by the company to pay amounts due under the plan. When such payments are due, the cash will be distributed from the company’s general assets.

ZIMMER HOLDINGS, INC.	2006 PROXY STATEMENT

(2)	Includes the following awards under the Executive Performance Incentive Plan and the Supplemental Plan. For more information regarding these plans, see “EXECUTIVE COMPENSATION — Compensation and Management Development Committee Report — Compensation Components — Cash Incentive Compensation” on page 12.

	Year	Mr. Elliott	Mr. Leno	Mr. Melzi	Mr. Dvorak	Ms. Conley	Mr. Fritschi

Executive Performance	2005	$944,675	$386,522	$277,112	$273,630	$208,480	$227,679
Incentive Plan	2004	1,207,274	506,747	374,248	347,618	266,832	290,042
	2003	1,040,656	433,659	292,630	278,118	240,516	257,181

Supplemental Plan	2005	241,346	98,183	72,809	71,692	54,744	59,687
	2004	241,987	99,577	72,825	68,308	51,923	59,939
	2003	—	—	—	—	—	—

(3)	This column includes perquisites valued at the incremental cost of providing such perquisites (except where the total incremental cost of all perquisites provided to the executive for the applicable year was less than $10,000) as well as tax reimbursement payments.

For Mr. Elliott, amounts reported represent the incremental cost to the company of 100% of Mr. Elliott’s non-business use of corporate aircraft during 2005, 2004 and 2003, respectively. In past proxy statements, the company calculated the value of this perquisite using the Standard Industry Fare Level (SIFL) tables published by the Internal Revenue Service. The SIFL tables are used to determine the amount of compensation income that is imputed to the executive for tax purposes for non-business use of corporate aircraft. Because the amounts fell below the disclosure threshold set forth in Securities and Exchange Commission reporting rules when calculated using the SIFL tables, the company did not disclose the value of this perquisite in prior proxy statements. Beginning with this proxy statement, for all three years in the table, the company is using a revised methodology that calculates incremental cost based on the variable operating costs to the company, including fuel costs, trip-related maintenance, crew travel expenses, landing/ramp fees and other miscellaneous variable costs. Fixed costs that do not change based on usage, such as pilots’ salaries, the lease costs of the aircraft, and the cost of maintenance not related to trips, is not included in the calculation of incremental cost. Mr. Elliott is taxed on the imputed income attributable to 100% of his non-business use of corporate aircraft. The company does not provide any additional income to Mr. Elliott to pay the taxes on the imputed income.

For Messrs. Leno and Dvorak, amounts reported consist of tax reimbursement payments made in connection with the executive’s relocation.

(4)	The following table shows the total number and market value of unvested shares of restricted stock held by each of these executives at December 31, 2005, based upon the closing price of company common stock as reported by the New York Stock Exchange on December 30, 2005 of $67.44.

		Value of
	Total Unvested	Unvested
	Shares at	Shares at
	Fiscal Year	Fiscal Year
Name	End(#)	End($)

J. Raymond Elliott	16,841	$1,135,757
Sam R. Leno	21,968	1,481,522
Bruno A. Melzi	6,634	447,397
David C. Dvorak	7,500	505,800
Sheryl L. Conley	701	47,275
Richard Fritschi	—	—

As of December 31, 2005, the company had a total of 63,448 unvested shares of restricted stock outstanding.

(5)	One-half of the stock options granted to each of these executives in 2005 were time-vested options and one-half were performance-conditioned options. The amounts reported in the table represent the total number of shares underlying both the time-vested options and the performance-conditioned options as of December 31, 2005. The actual number of shares that may be acquired upon exercise of the performance-conditioned options depends on the extent to which the company’s performance exceeds specified targets. Based on the company’s performance in 2005, approximately 67.2% of the performance-conditioned options vested as to performance. These options continue to be subject to time-based vesting requirements. In general, the options will vest ratably over four years if the executive remains an employee; however, the options may vest sooner if the executive reaches age 60 or retires and certain other conditions are met.

(6)	For Messrs. Elliott, Leno and Dvorak and Ms. Conley, amounts reported consist of the following company matching contributions to the indicated plans:

	Year	Mr. Elliott	Mr. Leno	Mr. Melzi	Mr. Dvorak	Ms. Conley	Mr. Fritschi

Zimmer Holdings, Inc.	2005	$9,220	$9,450	—	$9,450	$9,450	—
Savings and Investment Program	2004	9,000	9,225	—	9,225	9,225	—
	2003	8,293	9,000	—	8,972	9,000	—
Benefits Equalization Plan	2005	23,175	12,798	—	6,300	4,950	—
for the Zimmer Holdings, Inc. Savings	2004	23,668	13,180	—	6,144	4,794	—
and Investment Program	2003	21,292	11,761	—	4,425	3,583	—

For Mr. Melzi, amounts reported consist of the following:

Vacation pay	$27,446
Holiday pay	3,500
Payment in lieu of company contribution to National Pension Authority pursuant to Italian law	179,971

(7)	Mr. Melzi’s compensation is paid in Euros and has been converted to U.S. Dollars for purposes of this table.

(8)	Mr. Fritschi joined the company in October 2003 following the company’s acquisition of Centerpulse AG. His status as an executive officer of the company terminated as of December 9, 2005. He is currently on garden leave (Freistellung) through June 30, 2006.

(9)	Mr. Fritschi’s compensation is paid in Swiss Francs and has been converted to U.S. Dollars for purposes of this table. Amounts reported for 2003 include compensation paid by Centerpulse AG.

ZIMMER HOLDINGS, INC.	2006 PROXY STATEMENT

OPTION/SAR GRANTS IN LAST FISCAL YEAR

	Individual Grants

	Number of		% of Total
	Securities		Options/SARS	Exercise
	Underlying		Granted to	or Base		Grant Date
	Options/SARS		Employees in	Price(1)	Expiration	Present
Name	Granted(#)		Fiscal Year	($/SH)	Date	Value($)(2)

J. Raymond Elliott	140,000	(3)	3.8%	$79.595	01/17/15	$3,925,600
	140,000	(4)	3.8%	$79.595	01/17/15	$3,925,600

	280,000		7.6%
Sam R. Leno	54,467	(3)	1.5%	$79.595	01/17/15	$1,527,255
	54,467	(4)	1.5%	$79.595	01/17/15	$1,527,255

	108,934		3.0%
Bruno A. Melzi	38,000	(3)	1.0%	$79.595	01/17/15	$1,065,520
	38,000	(4)	1.0%	$79.595	01/17/15	$1,065,520

	76,000		2.0%
David C. Dvorak	34,833	(3)	1.0%	$79.595	01/17/15	$976,717
	34,833	(4)	1.0%	$79.595	01/17/15	$976,717

	69,666		2.0%
Sheryl L. Conley	28,698	(3)	0.8%	$79.595	01/17/15	$804,692
	28,698	(4)	0.8%	$79.595	01/17/15	$804,692

	57,396		1.6%
Richard Fritschi	27,143	(3)	0.7%	$79.595	01/17/15	$761,090
	27,143	(4)	0.7%	$79.595	01/17/15	$761,090

	54,286		1.4%

(1)	All options were granted at 100% of fair market value as of the date of the grant.

(2)	In accordance with Securities and Exchange Commission rules, the Black-Scholes option pricing model was chosen to estimate the grant date present value of the options set forth in this table. This valuation is equivalent to the valuation determined pursuant to Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment (FAS 123R) for financial reporting purposes. There is no assurance that the value realized by an executive, if any, will be at or near the value estimated by the Black-Scholes model. Future compensation resulting from option grants is based solely on the performance of the company’s stock price. The Black-Scholes ratios were determined using the following assumptions: a volatility of 30.36%, a historic average dividend yield of 0.00%, a risk-free interest rate of 4.02% on the grant date and a 5.3 year expected life. Additionally, award values are adjusted to reflect the impact of forfeiture risk due to vesting criteria.

(3)	Grant generally vests in installments of 25% per year on each of the first through the fourth anniversaries of the grant date; however, grant may vest sooner if the executive reaches age 60 or retires and certain other conditions are met.

(4)	Represents the maximum number of shares subject to performance-conditioned stock options as of December 31, 2005. The actual number of shares subject to these options depends on the extent to which the company’s performance exceeds specified targets. Based on the company’s actual performance in 2005, the actual number of shares that may be acquired on exercise of these options is approximately 67.2% of the amount shown in the table. Options vested as to performance continue to be subject to time-based vesting requirements as described in footnote (3) above.

ZIMMER HOLDINGS, INC.	2006 PROXY STATEMENT

AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION/SAR VALUES(1)

			Number of Securities
			Underlying Unexercised		Value of Unexercised “In the
			Options/SARS at		Money” Options/SARS at
	Shares Acquired		Fiscal Year-End(#)		Fiscal Year-End($)(2)
	on	Value
Name	Exercise(#)(3)	Realized($)(3)	Exercisable	Unexercisable	Exercisable	Unexercisable(4)

J. Raymond Elliott	354,081	19,636,258	624,525	742,000	$19,001,145	$8,084,070
Sam R. Leno	100,000	5,609,382	282,492	108,934	$5,881,928	$—
Bruno A. Melzi	50,474	2,502,701	122,018	182,976	$4,116,068	$1,677,035
David C. Dvorak	—	—	123,469	170,165	$3,538,269	$1,386,655
Sheryl L. Conley	24,434	1,420,837	186,192	134,115	$6,358,904	$1,084,755
Richard Fritschi	—	—	12,500	91,786	$—	$—

(1)	All options were granted at 100% of fair market value.

(2)	The closing price of the company’s common stock as reported by the New York Stock Exchange on December 30, 2005 was $67.44. Value is calculated on the basis of the difference between the exercise price and $67.44, multiplied by the number of shares of the company’s common stock underlying “in-the-money” options.

(3)	Value realized is calculated on the basis of the difference between the exercise price and the closing price of the company’s common stock as reported by the New York Stock Exchange on the date of exercise, multiplied by the number of shares of the company’s common stock underlying the options exercised.

(4)	For Messrs. Elliott and Melzi, the value of “Unexercisable” stock options includes the year-end value of stock options which have price thresholds for exercisability above the exercise price. As of December 31, 2005, all price thresholds had been attained.
Pension Benefits
     Messrs. Elliott, Leno and Dvorak and Ms. Conley are participants in the Zimmer Holdings, Inc. Retirement Income Plan, a non-contributory, defined benefit pension plan. The company has also adopted a non-contributory, defined benefit supplemental pension plan. The retirement income plan and supplemental pension plan provide all participants with credit for their service years, if any, with the company’s former parent. Benefits payable under the company’s plans will be offset by the value of benefits payable to participants under the former parent’s plans. Because they are employed in the company’s international operations, Mr. Melzi and Mr. Fritschi participate in the non-U.S. pension plans described below.
     U.S. Pension Benefits. The following is a summary of the terms of the retirement income plan and the supplemental pension plan as those plans apply to Messrs. Elliott, Leno and Dvorak and Ms. Conley.
     Participants are given full credit under the retirement income plan for service and compensation accrued under the former parent’s plan. Under the retirement income plan, pension benefits are determined by final average annual compensation, where annual compensation is the sum of a participant’s annualized base salary as of the last day of the year and any bonus payments received in such year. The amounts shown in the columns labeled “Salary” and “Bonus” in the Summary Compensation Table for a given year reflect the dollar value of base salary and bonus earned during such year. The normal retirement benefit will equal 2% of final average pay times years of service (up to a maximum of 40 years) minus 1/70th of estimated primary Social Security benefit at age 65 times years of service (up to a maximum of 40 years). Normal retirement age is 65. Participants will also be able to retire beginning at age 55, if they have at least 10 years of service, and begin to receive benefits at that time. The early retirement benefit will be calculated in the same manner as the normal retirement benefit, except that the accrued benefits will be reduced based on the participant’s age at the time of retirement. A participant with ten years of service will be able to receive 100 percent of the benefit at retirement between ages 60 and 65. Benefits payable under the retirement income plan will be offset by the value of benefits payable to the recipient under the former parent’s plan.
     U.S. laws place limitations on compensation amounts that may be included under the retirement income plan. Pension amounts based on the retirement income plan formula which exceed the applicable limitations will be paid under the Benefit Equalization Plan of the Zimmer Holdings, Inc. Retirement Income Plan. In addition, under the benefit equalization plan, participants will receive recognition for years of service in excess of 40, if any, and annual compensation for a given year will include any bonus amounts earned (rather than paid) for such year. The purpose of this benefit equalization plan is to provide benefits for certain employees participating in the retirement income plan whose funded benefits under that plan are or will be limited by application of the Employee Retirement Income Security Act of 1974, as amended (ERISA) and the Internal Revenue Code of 1986, as amended (the Code). The benefit equalization plan is intended to be an “excess benefit plan,” as that term is defined under ERISA with respect to those participants whose benefits under the retirement income plan have been limited by Section 415 of the Code, and a “top hat” plan meeting the requirements of the appropriate sections of ERISA with respect to

ZIMMER HOLDINGS, INC.	2006 PROXY STATEMENT

those participants whose benefits under the retirement income plan have been limited by Section 401(a)(17) of the Code. As with the retirement income plan, benefits payable under the benefit equalization plan will be offset by the value of benefits payable to the recipient under the former parent’s plan.
     The following table sets forth the aggregate annual benefit payable under the retirement income plan and the benefit equalization plan upon retirement at normal retirement age for each level of remuneration specified at the listed years of service.
PENSION PLAN TABLE

	Years of Service

Remuneration	15	20	25	30	35

$200,000	$60,000	$80,000	$100,000	$120,000	$140,000
500,000	150,000	200,000	250,000	300,000	350,000
1,000,000	300,000	400,000	500,000	600,000	700,000
1,500,000	450,000	600,000	750,000	900,000	1,050,000
2,000,000	600,000	800,000	1,000,000	1,200,000	1,400,000
     Benefit amounts shown are straight-life annuities before the deduction for Social Security benefits. As of December 31, 2005, the following executive officers named in the Summary Compensation Table had the indicated years of credited service for pension plan purposes: Mr. Elliott – 14.00 years; Mr. Leno – 5.00 years; Mr. Dvorak – 4.135 years; and Ms. Conley – 23.00 years.
     The company has granted Mr. Elliott additional age and service credit for purposes of calculating his pension benefits from the company and determining his eligibility for retiree health and life insurance benefits. For purposes of determining the extent of any early retirement pension subsidies, Mr. Elliott will be deemed to have attained age 55 as of August 6, 2001, the date of the separation from the former parent, and he will be entitled to those subsidies upon the commencement of his company pension benefits at or after his actual attainment of age 55. Also, for purposes of calculating the amount of his pension benefits and determining his eligibility for retiree health and life insurance benefits, Mr. Elliott will be deemed to have accumulated 10 years of service and 10 years of credited service with the company as of August 6, 2001. These additional pension benefits will be paid from the company’s general assets pursuant to the company’s supplemental pension plan or a similar unfunded, nonqualified pension benefit arrangement, and will be offset by the supplemental pension benefits paid to Mr. Elliott by the former parent. The additional pension benefits from the company will be paid at the same time and in the same form as the other supplemental benefits payable to Mr. Elliott under the company’s supplemental pension plan.
     Non-U.S. Pension Plans. The company maintains a number of pension plans (schemes) for its employees whose principal place of employment is outside the United States. These pension plans are governed, and in some instances mandated, by the laws of the applicable jurisdictions and vary significantly from plan to plan.
     As a resident of Italy, Mr. Melzi’s pension benefits will be provided under three plans regulated by Italian law and/or the Italian National Labour Collective Agreement. The National Pension Scheme is a plan regulated by the National Pension Authority under which eligible employees and their employers must pay a certain percentage of the employee’s salary each month to the National Pension Authority. This plan is comparable to Social Security in the United States except that it is a defined contribution plan, whereas Social Security is a defined benefit plan. Under the National Labour Collective Agreement, individuals graded as “Dirigenti” are also provided pension benefits under the Dirigenti Pension Scheme. In accordance with the Dirigenti Pension Scheme, the company annually pays a percentage of Mr. Melzi’s salary to a private fund, which is paid out to Mr. Melzi at retirement. This plan is a defined contribution plan. In addition to the two defined contribution pension plans, the Trattatamento Fine Rapporto (“TFR”) is a fund to which a certain percentage of an employee’s annual salary must be paid. The TFR is a cash balance defined benefit plan. The TFR is reserved until the employee’s labour contract is terminated for any reason, including retirement, at which point the employer must pay the employee the amount in the TFR. The TFR to which Mr. Melzi is currently entitled, converted to U.S. dollars at current exchange rates, is approximately $448,801.
     Pension benefits will be provided to Mr. Fritschi under the terms and conditions of two schemes, “Sulzer Vorsorgeeinrichtung (SVE)” and “Johann Jakob Sulzer Stiftung (JJS),” which schemes apply to certain executives. The SVE is a defined contribution plan under which eligible employees and their employers contribute a certain percentage of their annual earnings up to an earnings amount. The JJS is a defined contribution plan under which eligible employees and their employers contribute a certain percentage of their annual earnings in excess of an earnings amount.
Retention Agreement
     Pursuant to a retention agreement entered into with Mr. Elliott in February 2001, Mr. Elliott was awarded 17,544 phantom deferred share units. At the time of Mr. Elliott’s retirement or termination of employment, his units will be distributed to him in the form of a lump sum cash payment equal to the number of units awarded multiplied by the fair market value of company

ZIMMER HOLDINGS, INC.	2006 PROXY STATEMENT

common stock at the time of his retirement or termination, plus the sum of any dividends credited on shares of company common stock from the date of the award to his retirement or termination date.
Change in Control Arrangements
     The company has entered into change in control agreements with thirteen executives, including each of the executive officers named in the Summary Compensation Table. The agreements are intended to provide for continuity of management in the event of a change in control of the company. The agreements with the executives named in the Summary Compensation Table have an initial term that ended December 31, 2003 (in the case of Messrs. Elliott, Leno, Melzi and Dvorak) or December 31, 2004 (in the case of Ms. Conley and Mr. Fritschi) and provide for automatic extensions, beginning on January 1, 2004 or January 1, 2005, as applicable, in one-year increments, unless either the company or the executive gives prior notice of termination or a change in control shall have occurred prior to January 1 of such year. If a change in control occurs during the term of the agreement, the agreement shall continue in effect for a period of not less than 36 (in the case of Mr. Elliott) or 24 (in the case of the other executives) months beyond the month in which such change in control occurred.
     The agreements provide that the executives could be entitled to certain severance benefits following a change in control of the company and termination of employment. Under each agreement, a change in control would include any of the following events: (1) a “person,” as defined in the Securities Exchange Act of 1934, as amended, acquires 20% or more of the combined voting power of the company’s then outstanding securities; (2) a majority of the company’s directors are replaced during a two-year period; or (3) the stockholders approve a merger or consolidation of the company (unless the stockholders of the company own 75% of the surviving entity) or approve a plan of complete liquidation of the company.
     If, following a change in control, the executive is terminated by the company for any reason other than for cause (as defined in the agreement), or death, or by the executive for good reason (as defined in the agreement), the covered executive would be entitled to a lump sum severance payment equal to three (in the case of Mr. Elliott), two (in the case of Messrs. Leno, Melzi, Dvorak and Fritschi, Ms. Conley and two other executive officers, the “tier 2 executives”) or one (in the case of five other executives, the “tier 3 executives”) times the sum of the executive’s base salary and target bonus under the company’s Executive Performance Incentive Plan. In addition, the executive would receive a payout of any unpaid incentive compensation which has been allocated or awarded to the executive for the completed calendar year preceding the date of termination and a pro rata portion to the date of termination of the aggregate value of all contingent incentive compensation awards to the executive for the current calendar year.
     Further, all outstanding stock options granted to the executive would become immediately vested and exercisable and all restrictions on restricted stock awards would lapse, unless otherwise provided for under a written stock award agreement. The executive would receive a cash amount equal to the unvested portion, if any, of the company’s matching contributions (and attributable earnings) credited to the executive under the Savings and Investment Program. The executive would receive a cash amount or the additional benefit to which the executive would have been entitled had he or she been fully vested and credited with three (Mr. Elliott), two (the tier 2 executives) or one (the tier 3 executives) additional years of service and age for the purpose of calculating his or her tax-qualified and nonqualified pension benefits. For a three (Mr. Elliott), two (the tier 2 executives) or one (the tier 3 executives)-year period after the date of termination, the executive would receive life and health insurance benefits and perquisites substantially similar to those that the executive is receiving immediately prior to the notice of termination. Thereafter, in the case of Mr. Elliott, the executive will be eligible to participate in the company’s retiree medical and dental plans.
     In the event that any payments made to Mr. Elliott or a tier 2 executive in connection with a change in control and termination of employment would be subject to excise tax as excess parachute payments under the Code, the company will “gross up” the executive’s compensation to fully offset such excise taxes provided the payments exceed 110% of the maximum total payment which could be made without triggering the excise taxes. If the aggregate parachute payments exceed such maximum amount but do not exceed 110% of such maximum amount, then the parachute payments would be automatically reduced so that no portion of the parachute payments is subject to excise tax and no gross-up payment would be made.
     To receive the severance benefits provided under the agreements, an executive must sign a general release of claims.
Non-Compete Arrangements
     The company has entered into Non-Disclosure, Non-Competition and Non-Solicitation Employment Agreements with each of the current executive officers named in the Summary Compensation Table.
     Agreements with U.S.-Based Executives. The agreements with U.S.-based executives provide that the executive is restricted from competing with the company for a period of eighteen months following termination of employment within a specified territory, which generally includes every country in which the company has significant operations. To the extent an executive is unable to obtain employment consistent with his or her training and education solely because of the provisions of this agreement, the executive will be eligible to receive, subject to the terms of the agreement: (1) payments equal to the

ZIMMER HOLDINGS, INC.	2006 PROXY STATEMENT

executive’s monthly base pay at the time of his or her termination for each month of such unemployment through the end of the non-competition period; or (2) to the extent the executive is able to obtain employment, but solely because of the agreement, the monthly base pay for the replacement employment is less than the executive’s monthly base pay at the time of his or her termination, payments equal to the difference in monthly base pay for each such month through the end of the non-competition period.
     Agreement with Mr. Melzi. The agreement with Mr. Melzi provides that he is restricted from competing with the company in Italy, France, Switzerland and Germany for a period of eighteen months following termination of employment. In exchange for Mr. Melzi’s undertakings in the agreement, as is common under Italian law, he will be eligible to receive, subject to the terms of the agreement, a gross amount equal to sixty percent (60%) of his fixed base compensation during the 365 days preceding the effective date of his termination. This amount will be payable in three equal installments over the non-competition period.
Employment and Non-Compete Agreements with Mr. Fritschi
     Mr. Fritschi is party to an employment agreement with a Swiss subsidiary of the company. The terms of the agreement provide that it runs for an indefinite period of time and that Mr. Fritschi’s employment may be terminated upon six months notice by either party, although no notice is required if the company terminates his employment for “cause.” The agreement calls for an annual base salary payable in Swiss Francs which at current exchange rates is approximately $355,000 per year and a target bonus equal to 50% of his annual base salary. The agreement also provides that Mr. Fritschi is eligible to receive awards under the company’s management stock incentive plan and is covered by two pension plans. The company has provided Mr. Fritschi with the required six month notice that his employment will terminate on June 30, 2006. During this six-month termination period, Mr. Fritschi will continue to receive his base salary, bonuses earned with respect to 2005 performance, and pro-rata 2006 bonus at target and he will be entitled to all contractual pension, insurance and benefits contributions.
     Mr. Fritschi is also bound by the terms of a confidentiality, non-competition and non-solicitation agreement similar to those described above. For Mr. Fritschi, the non-competition period is twelve months and he is restricted from competing with the company in a specified territory which includes Switzerland, the continental United States, Canada, Mexico, Japan, the European Union and other countries in which the company is doing business at the time his employment is terminated. To the extent Mr. Fritschi is unable to obtain employment consistent with his training and education solely because of the provisions of this agreement, he will be eligible to receive, following the expiration of any severance benefits to which he is otherwise eligible to receive and subject to the terms of the agreement: (1) payments equal to his monthly base pay at the time of his termination plus bonus paid at target for each month of such unemployment through the end of the non-competition period; or (2) to the extent he is able to obtain employment, but solely because of the agreement, the monthly base pay including the pro rata bonus payment for the replacement employment is less than his monthly base pay including the pro rata bonus payment at the time of his termination, payments equal to the difference for each such month through the end of the non-competition period. The agreement also provides that Mr. Fritschi will be entitled to receive all contractual pension, insurance and benefits contributions until the earlier of the expiration of the non-competition period or such time as he is able to obtain employment.

ZIMMER HOLDINGS, INC.	2006 PROXY STATEMENT

Performance Graph
     The following graph compares the performance of company common stock for the periods indicated with the performance of the S&P 500 Stock Index and the S&P 500 Health Care Equipment Index.
Comparison of Cumulative Total Return

	August 7, 2001	December 31, 2001	December 31, 2002	December 31, 2003	December 31, 2004	December 31, 2005

Zimmer Holdings, Inc.	$100	$107	$146	$247	$281	$237
S&P 500 Stock Index	$100	$96	$75	$96	$107	$112
S&P 500 Health Care Equipment Index	$100	$115	$100	$133	$149	$149
     Assumes $100 was invested on August 7, 2001 (the first date company common stock was traded on the New York Stock Exchange) in company common stock and each index. Values are as of December 31 assuming dividends are reinvested. No cash dividends have been declared or paid on company common stock. Returns over the indicated period should not be considered indicative of future returns.
Compensation Committee Interlocks and Insider Participation
     No member of the Compensation and Management Development Committee during 2005 was an officer, employee or former officer of the company or had any relationship requiring disclosure herein pursuant to Securities and Exchange Commission regulations. No executive officer of the company served as a member of a compensation committee or a director of another entity under circumstances requiring disclosure under Securities and Exchange Commission regulations.

ZIMMER HOLDINGS, INC.	2006 PROXY STATEMENT

Equity Compensation Plan Information
     The following table gives information about company common stock that may be issued upon the exercise of options, warrants and rights under all of the company’s existing equity compensation plans as of December 31, 2005, including the 2001 Stock Incentive Plan, as amended, the TeamShare Stock Option Plan, as amended, the Stock Plan for Non-Employee Directors, as amended, the Restated Deferred Compensation Plan for Non-Employee Directors, the Employee Stock Purchase Plan, as amended, and the Independent Sales Representatives Deferred Annual Final Compensation and Equity Incentive Plan.

	A		B		C

					Number of securities
	Number of securities to				remaining available for
	be				future issuance under
	issued upon exercise of		Weighted-average exercise		equity compensation plans
	outstanding options,		price of outstanding options,		(excluding securities reflected
Plan Category	warrants and rights (#)		warrants and rights ($)		in column (A))(#)

Equity compensation plans approved	12,574,568	(3)	$55.66	(4)	23,225,801	(5)(6)(7)(8)
by security holders(1)(2)
Equity compensation plans not approved	168,599	(10)	N/A	(11)	581,401
by security holders(9)
Total	12,743,167		$55.66		23,807,202

(1)	Consists of the 2001 Stock Incentive Plan, as amended, the TeamShare Stock Option Plan, as amended, the Stock Plan for Non-Employee Directors, as amended, the Restated Deferred Compensation Plan for Non-Employee Directors and the Employee Stock Purchase Plan, as amended.

(2)	The table does not take into account the Executive Performance Incentive Plan, which provides for the payment of incentive compensation to certain key executives of the company and which has been approved by security holders. The Compensation and Management Development Committee of the Board of Directors administers the plan and has adopted regulations requiring all payments with respect to awards under the plan be made in cash.

(3)	Includes 2,063,778 options granted prior to the company’s separation from its former parent with respect to common stock of the company’s former parent which were replaced on August 7, 2001 with options to purchase company common stock. The replacement options were intended to preserve the economic value of the original options at the time of the separation. The number of shares of company common stock covered by replacement options was calculated by multiplying the number of shares of common stock of the company’s former parent under the original options by a factor of 2.03614, and the exercise price of the options was decreased by dividing the original exercise price by the same factor. The weighted-average exercise price of the outstanding replacement options as of December 31, 2005 was $27.96. Also includes 12,333 deferred share units issued to non-employee directors pursuant to the terms of the Restated Deferred Compensation Plan for Non-Employee Directors, as described in footnote (7) below.

(4)	Does not include deferred share units which are converted into shares of company common stock on a one-for-one basis upon distribution at no additional cost, but were acquired as described in footnote (7) below.

(5)	Includes 11,150,943 shares available under the 2001 Stock Incentive Plan, or the 2001 Plan, as of December 31, 2005, which by its terms will expire in August 2006. If stockholders vote to adopt the 2006 Stock Incentive Plan at the meeting, no further awards will be made under the 2001 Plan. The proposed terms of the 2006 Stock Incentive Plan are summarized in Proposal 2 beginning on page 25. The 2001 Plan provides for the grant of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, deferred stock units, performance units and performance shares. The maximum number of shares available for awards under the 2001 Plan with respect to each calendar year is 1.9% of the outstanding shares of company common stock on January 1 of such year, plus shares from the prior year that were (a) available but not awarded; and (b) subject to options or awards which terminated, expired or were canceled, forfeited, exchanged or surrendered without being exercised; tendered to pay the purchase price of options that were exercised; or retained or surrendered to satisfy tax withholding requirements under the plan. Between December 31, 2005 and the record date, the company granted options to purchase 2,323,127 shares under the 2001 Plan with an exercise price of $71.06 and a term of ten years. Taking these 2006 option grants into consideration, as of the record date, the total number of shares to be issued upon exercise of outstanding awards issued pursuant to stockholder approved equity compensation plans, the weighted average exercise price of such awards and the weighted average remaining contractual life of such awards were approximately 14,885,362 shares, $58.07 and 7.54 years, respectively. In addition, between December 31, 2005 and the record date, the company granted a maximum of 940,278 performance shares under the 2001 Plan. For a description of the terms and conditions of such performance shares, see “EXECUTIVE COMPENSATION – Compensation and Management Development Committee Report – Compensation Components – Equity-Based Incentive Compensation” beginning on page 12. Including these performance shares, as of the record date there were 1,174,024 full value awards outstanding. As of the record date there were a total of 9,982,957 shares available for issuance pursuant to the company’s continuing plans. Of this total number, a maximum of 1,269,068 shares may be issued pursuant to awards other than stock options and stock appreciation rights.

(6)	The Stock Plan for Non-Employee Directors provides for the grant of stock options, restricted stock and restricted stock units. A maximum of 2,000,000 shares of company common stock may be issued pursuant to awards under the plan. Of the 2,000,000 total shares that may be issued, not more than 500,000 shares may be issued pursuant to awards of restricted stock and restricted stock units.

(7)	The Restated Deferred Compensation Plan for Non-Employee Directors provides for the mandatory deferral of certain compensation payable to the company’s non-employee directors in the form of deferred share units. When amounts are deferred, a director’s deferred compensation account is credited with that number of deferred share units equal to the deferral amount divided by the fair market value of a share of company common stock. Such deferred share units are payable in shares of company common stock after cessation of the individual’s service as a director. A maximum of 200,000 shares of company common stock may be issued under the plan.

(8)	Includes 2,673,302 shares available for purchase under the Employee Stock Purchase Plan, as amended.

(9)	Consists of the Independent Sales Representatives Deferred Annual Final Compensation and Equity Incentive Plan, which is described below.

ZIMMER HOLDINGS, INC.	2006 PROXY STATEMENT

(10)	This number is the sum of the actual deferred stock units awarded under the plan as of December 31, 2005 (147,956) and the number of deferred stock units that would have been awarded (20,643) if all outstanding stock option units as of December 31, 2005 (129,981) were converted into deferred stock units as of December 31, 2005.

(11)	Deferred stock units are converted into shares of company common stock on a one-for-one basis upon distribution at no additional cost, but were acquired as described below.
     The Independent Sales Representatives Deferred Annual Final Compensation and Equity Incentive Plan is an unfunded, deferred compensation plan for the company’s independent distributors. Participants may allocate their account balances in 10% increments among stock option units, deferred stock units and a non-interest bearing deferred compensation account. A participant’s stock option units will be converted into deferred stock units upon the earlier of (1) the ten-year anniversary of the date of grant of the applicable stock option unit, or (2) the date of the termination of the participant’s distributor agreement. Deferred stock units will be converted into shares of common stock on a one-to-one basis upon distribution from the plan. Participants may elect to receive distributions of their interest in the plan in annual installments over a period of three to ten years. The maximum number of shares that may be issued over the life of the plan is 750,000.
Proposal 1. Election of Directors
     Two directors are to be elected at the meeting for a three-year term ending at the 2009 annual meeting. Stuart M. Essig and Augustus A. White, III, M.D., Ph.D., who are presently directors of the company, have been nominated by the Board of Directors for election at this annual meeting. The accompanying proxy will be voted for the Board of Directors’ nominees, except where authority to so vote is withheld. Should one or both nominees be unable to serve, the proxy will be voted for such person(s) as shall be designated by the Board of Directors.
     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE NOMINEES FOR DIRECTOR.
Proposal 2. Approval of the Zimmer Holdings, Inc. 2006 Stock Incentive Plan
     On February 17, 2006, the Board of Directors adopted, subject to stockholder approval, the Zimmer Holdings, Inc. 2006 Stock Incentive Plan, or the 2006 Plan. The Board of Directors has directed that the proposal to approve the 2006 Plan be submitted to the company’s stockholders for their approval at the meeting. Stockholder approval is also being sought to comply with New York Stock Exchange corporate governance listing standards and so that compensation attributable to awards under the 2006 Plan may be deductible for tax purposes as performance-based compensation under Section 162(m) of the Code. (See the discussion of Section 162(m) under “U.S. Federal Income Tax Consequences” below.)
     The 2006 Plan will replace the Zimmer Holdings, Inc. 2001 Stock Incentive Plan, as amended, or the 2001 Plan, which by its terms will expire on August 5, 2006. The 2001 Plan was approved by stockholders at the 2003 annual meeting. Similar to the 2001 Plan, the 2006 Plan provides for the grant of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance units and performance shares to officers and key employees of the company. In large part, the 2006 Plan continues the provisions and practices of the 2001 Plan. As of December 31, 2005 the 2001 Plan had 11,150,943 shares of common stock remaining available for issuance. If the 2006 Plan is approved by stockholders at the meeting, no further grants will be made under the 2001 Plan.
     The 2001 Plan was adopted, and the 2006 Plan is being proposed, to support the achievement of the company’s business objectives by providing incentives that link the interests of key employees to the interests of stockholder through equity-based awards. These awards are important components of the company’s management compensation program, which is designed to attract, retain and motivate top quality management employees to accomplish the business objectives of the company. The Board of Directors believes that it is in the company’s best interests to continue to use equity-based awards as an integral part of its management compensation program. The number of persons who will be eligible to participate in the 2006 Plan is approximately 930.
     The material terms of the 2006 Plan are summarized below. This summary is not intended to be a complete description of the 2006 Plan and is qualified in its entirety by reference to the full text, a copy of which is included in this proxy statement as Appendix C.
     THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE ZIMMER HOLDINGS, INC. 2006 STOCK INCENTIVE PLAN.
Summary of the 2006 Plan
Purpose
     The purpose of the 2006 Plan is to secure for the company and its stockholders the benefits of the incentive inherent in common stock ownership by officers and key employees who will be largely responsible for the company’s future growth and

ZIMMER HOLDINGS, INC.	2006 PROXY STATEMENT

continued financial success. The plan provides long-term incentives in addition to current compensation to certain officers and key employees of the company and its subsidiaries who contribute significantly to the long-term performance and growth of the company.
Administration
     The 2006 Plan is administered by the Board of Directors through the Compensation and Management Development Committee, or the Committee, which is composed entirely of non-employee directors who are intended to meet the criteria of “outside director” under Section 162(m) of the Code and “non-employee director” under Section 16 of the Securities Exchange Act of 1934, as amended. The Committee selects the officers and key employees who receive options or awards, the form of those awards, the number of shares or dollar targets of the options or awards and all terms and conditions of the options or awards. The Committee also certifies the level of attainment of performance targets.
Eligibility; Forms of Awards
     Options and awards may be granted only to present or future officers and key employees of the company, including its subsidiaries and affiliates. The Committee may grant incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance units and performance shares.
Maximum Stock Award Levels
     The maximum number of shares available for awards under the 2006 Plan is 10,000,000. Of these total available shares, no more than 1,000,00 shares may be issued pursuant to restricted stock, restricted stock unit, performance unit or performance share awards, and no more than 1,000,000 shares may be issued pursuant to incentive stock option awards. No individual participant may be granted awards in any single calendar year during the term of the 2006 Plan in respect of more than 500,000 shares of common stock. For purposes of the foregoing limitation, the number of shares in awards that are made with respect to a period longer than one calendar year shall be considered to have been made on a pro rata basis in the calendar years during such period.
Qualifying Performance Criteria
     Awards of performance shares and performance units will be, and any other type of award (except incentive stock options) in the discretion of the Committee may be, contingent upon achievement of qualifying performance criteria. The Committee will determine the specific targets for the selected qualifying performance criteria. For awards that are intended to qualify for exemption from the limitation on deductibility imposed by Section 162(m) of the Code, the targets will be established within the required time period. Following the applicable performance period, the Committee will determine the extent to which the criteria have been achieved and the corresponding level to which vesting requirements have been satisfied and will certify these determinations in writing.
     The qualifying performance criteria will be based on one or more of the following measures: net sales; revenue; gross profit; operating profit; net earnings; earnings per share; profit margin (gross, operating or net); cash flow, net cash flow or free cash flow; acquisition integration synergies; acquisition integration milestone achievements; stock price performance; total stockholder return; expense reduction; debt or net debt reduction; or financial return ratios. The foregoing measures may be based on the company as a whole or on a business unit, affiliate or subsidiary, either individually, alternatively or in any combination, as determined by the Committee.
Stock Options and Stock Appreciation Rights
     Stock options awarded may be either incentive stock options or nonqualified stock options. Options will expire no later than 10 years after the date of grant and may not be exercised prior to one year following the date of grant unless otherwise determined by the Committee. The exercise price of stock options may not be less than the fair market value of common stock on the date of grant. The Committee may establish other vesting or performance requirements which must be met prior to the exercise of the stock options. Stock options may be granted in tandem with stock appreciation rights.
Restricted Stock and Restricted Stock Unit Awards
     The Committee may also grant shares of restricted stock or restricted stock units that are subject to the continued employment of the participant and may also be subject to performance criteria at the discretion of the Committee. Generally, if the participant’s employment terminates prior to the completion of the specified employment or the attainment of the specified performance goals, the awards will lapse. The Committee may provide for a pro-rated attainment of time-based restrictions.

ZIMMER HOLDINGS, INC.	2006 PROXY STATEMENT

Generally, an award will not vest during a period less than one year following the date of the award unless the Committee determines otherwise. During the restriction period, unless the Committee determines otherwise, a participant who holds restricted stock will be entitled to vote the shares and to receive cash dividends, if any are declared. A participant who holds restricted stock units will have none of the rights of a stockholder until the restriction period has ended and shares of common stock have been issued.
Long-Term Performance Awards
     The Committee may grant performance units or performance shares. Performance units entitle the participant to receive a specified dollar value, variable under conditions specified in the award, if the performance objectives specified in the award are achieved and the other terms and conditions thereof are satisfied. Performance shares entitle the participant to receive a specified number of shares of common stock, or the equivalent cash value, if the objectives specified in the award are achieved and other terms are satisfied.
Adjustments
     The number, class and price of stock options and other awards are subject to appropriate adjustment in the event of certain changes in company common stock, including stock dividends, stock splits, recapitalizations, reorganizations, corporate separation or division, mergers, consolidations, split-ups, combinations or exchanges of shares and similar transactions.
Change in Control
     Unless the Committee otherwise expressly provides in the agreement relating to an award, in the event a participant’s employment with the company terminates pursuant to a qualifying termination (as defined in the 2006 Plan) during the three year period following a change in control of the company (as defined in the 2006 Plan): (1) all of the participant’s outstanding options will become immediately fully vested and exercisable and (2) the restriction period applicable to all outstanding awards of restricted stock and restricted stock units will immediately expire and all restrictions imposed under such awards will immediately lapse.
     If the company undergoes a change in control during the award period applicable to an award of performance shares or performance units, unless the Committee otherwise expressly provides in the agreement relating to an award, the number of shares or units deemed earned shall be the greater of (1) the target number of shares or units specified in the participant’s award agreement or (2) the number of shares or units that would have been earned by applying the qualifying performance criteria specified in the award agreement to the company’s actual performance from the beginning of the applicable award period to the date of the change in control.
     In addition, in the event of a change in control of the company, the Committee may (1) determine that outstanding options will be assumed by, or replaced with comparable options by, the surviving corporation and that outstanding awards will be converted to similar awards of the surviving corporation, or (2) take such other actions with respect to outstanding options and awards as the Committee deems appropriate.
Amendment of the Plan
     The Board of Directors may amend or suspend the 2006 Plan at any time and from time to time; provided, however, that the Board of Directors shall submit for stockholder approval any amendment (other than an amendment pursuant to the adjustment provisions described above) required to be submitted for stockholder approval by law, regulation or applicable stock exchange requirements or that otherwise would: (1) increase the maximum stock award levels described above; (2) reduce the price at which stock options may be granted to below fair market value on the date of grant; (3) reduce the option price of outstanding stock options; (4) extend the term of the 2006 Plan; or (5) change the class of persons eligible to be participants.
Employees Based Outside the U.S.
     The 2006 Plan provides that the Committee may modify the terms and conditions of awards granted to employees who are employed outside the United States in order to comply with provisions of laws in other countries in which the company operates or has employees.
U.S. Federal Income Tax Consequences
     The United States federal income tax consequences arising with respect to awards granted under the 2006 Plan will depend on the type of the award. The following provides only a general description of the application of federal income tax laws to certain awards under the 2006 Plan. This discussion is intended for the information of stockholders considering how to vote at

ZIMMER HOLDINGS, INC.	2006 PROXY STATEMENT

the meeting and not as tax guidance to participants in the 2006 Plan, as the consequences may vary with the types of awards made, the identity of the participants, and the method of payment or settlement. The summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local, or foreign tax laws.
     From the participants’ standpoint, as a general rule, ordinary income will be recognized at the time of payment of cash or delivery of actual shares of common stock (for example, upon exercise of nonqualified stock options). Future appreciation on shares of common stock held beyond the ordinary income recognition event will be taxable at capital gains rates when the shares of common stock are sold. The company, as a general rule, will be entitled to a tax deduction that corresponds in time and amount to the ordinary income recognized by the participant, and the company will not be entitled to any tax deduction in respect of capital gain income recognized by the participant.
     Exceptions to these general rules may arise under the following circumstances: (1) if shares of common stock, when delivered, are subject to a substantial risk of forfeiture by reason of failure to satisfy any employment-, service-, or performance-related condition, ordinary income taxation and the company’s tax deduction will be delayed until the risk of forfeiture lapses (unless the recipient makes a special election to ignore the risk of forfeiture); (2) if an employee is granted an option that qualifies as an “incentive stock option,” no ordinary income will be recognized, and the company will not be entitled to any tax deduction, if shares of common stock acquired upon exercise of such option are held more than the longer of one year from the date of exercise and two years from the date of grant; (3) the company will not be entitled to a tax deduction for compensation attributable to awards granted to its chief executive officer or any of its four other most highly compensated officers, if and to the extent such compensation does not qualify as “performance-based compensation” under Section 162(m) of the Code, and such compensation, along with any other non-performance-based compensation paid in the same calendar year, exceeds $1 million; and (4) an award may be taxable to the participant at 20 percentage points above ordinary income tax rates at the time it becomes vested, plus interest, even if that is prior to the delivery of the cash or common stock in settlement of the award, if the award constitutes “deferred compensation” under Section 409A of the Code, and the requirements of Section 409A of the Code are not satisfied.
     Section 162(m) of the Code generally disallows a publicly held corporation’s tax deduction for compensation paid to its chief executive officer or any of its four other most highly compensated officers in excess of $1,000,000 in any year. Compensation that qualifies as performance-based compensation is excluded from the $1,000,000 deductibility cap and therefore remains fully deductible by the corporation that pays it. The company intends that options and stock appreciation rights granted at the fair market value of the common stock on the date of grant will qualify as performance-based compensation. Performance shares, performance units, restricted stock and restricted stock units granted under the 2006 Plan will only qualify as performance-based compensation when the Committee conditions such grants on the achievement of specific performance goals in accordance with the requirements of Section 162(m) of the Code.
     The 2006 Plan provides that the company has the right to require the recipient of any award under the 2006 Plan to pay to the company an amount necessary for the company to satisfy its obligation to pay the minimum required federal, state, or local income tax, Federal Insurance Contribution Act tax, social insurance tax or other required withholding amount applicable to the participant with respect to such award. The company may, to the extent permitted by law, withhold from other amounts payable to such individual an amount necessary to satisfy these obligations. Unless the Committee determines otherwise, a participant may satisfy the company’s withholding obligation by having shares retained or by delivering shares held for more than six months.
Future Plan Awards
     If the 2006 Plan is approved by stockholders, the grant of awards under the plan will be entirely within the discretion of the Committee. It is currently not possible for the company to determine the benefits or amounts that will be awarded in the future under the plan. As outlined above, the proposed 2006 Plan is in large part a continuation of the 2001 Plan. If the 2006 Plan had been in place during 2005, the Committee does not believe that the decisions made in 2005 would have been different. See “Plan Benefits” below for a description of awards made under the 2001 Plan during 2005.
     The closing price of company common stock on March 8, 2006 was $68.27 per share.

ZIMMER HOLDINGS, INC.	2006 PROXY STATEMENT

PLAN BENEFITS
     The following table sets forth the awards received by or allocated to the persons listed under the 2001 Plan for 2005.

	Number of Securities	Number of Securities
	Underlying Nonqualified	Underlying All Other
Name and Position	Stock Options Granted	Awards Granted

J. Raymond Elliott	280,000	—
Chairman, President and Chief Executive Officer
Sam R. Leno	108,934	—
Executive Vice President, Finance and Corporate Services and Chief Financial Officer
Bruno A. Melzi	76,000	—
Chairman, Europe, Middle East and Africa
David C. Dvorak	69,666	—
Group President, Global Businesses and Chief Legal Officer
Sheryl L. Conley	57,396	—
Group President, Americas and Global Marketing and Chief Marketing Officer
Richard Fritschi	54,286	—
Former President, Zimmer Europe and Australasia
All current executive officers as a group	761,104	—
Stuart M. Essig	—	—
Director Nominee
Augustus A. White, III, M.D., Ph.D.	—	—
Director Nominee
All current directors who are not executive officers as a group	—	—
All employees, including all current officers who are not executive officers, as a group	1,754,523	—
Proposal 3. Ratification of Selection of Independent Registered Public Accounting Firm
     The Audit Committee has selected PricewaterhouseCoopers LLP, or PwC, as the company’s independent registered public accounting firm for 2006. PwC has served as the company’s independent registered public accounting firm since 2001. The company expects that representatives of PwC will be present at the meeting and will be available to respond to appropriate questions. They will also have an opportunity to make a statement if they desire to do so.
     In response to a stockholder proposal presented at the 2004 annual meeting that was approved by a majority of stockholders, the Board of Directors has resolved to submit the selection of the company’s independent registered public accounting firm to stockholders for ratification. If a majority of stockholders voting on the matter do not ratify the selection, the Audit Committee will reconsider its choice taking into consideration the views of the stockholders and may, but will not be required to, appoint a different independent registered public accounting firm.
     The following table sets forth the aggregate fees billed by PwC for audit, audit-related, tax and all other services for 2005 and 2004.

	2005	2004

Audit Fees(1)	$3,958,000	$4,129,000
Audit-Related Fees(2)	0	353,000
Tax Fees(3)	63,300	436,000
All Other Fees	0	0

	$4,021,300	$4,918,000

(1)	Includes fees for professional services rendered in auditing the company’s consolidated financial statements included in the annual report on Form 10-K and the company’s internal control over financial reporting, reviewing interim financial statements included in quarterly reports on Form 10-Q, performing statutory audits in various countries and reviewing material in connection with Japanese and European Union securities reports.

(2)	Includes fees for assurance and related services that are reasonably connected to the performance of the audit or review of the company’s financial statements and that are not disclosed under “Audit Fees” above. These audit-related services consist primarily of audits of employee benefit plans, accounting research and consultation and restructuring-related statutory audits for various countries.

(3)	Includes fees for professional services rendered to the company for tax compliance, tax advice and tax planning.

ZIMMER HOLDINGS, INC.	2006 PROXY STATEMENT

Pre-Approval Policies and Procedures
     The Audit Committee pre-approves all audit and permissible non-audit services to be provided to the company by its independent registered public accounting firm prior to commencement of services. Mr. Glasscock, Audit Committee Chairman, has the delegated authority to pre-approve such services up to a specified aggregate fee amount. These pre-approval decisions are presented to the full Audit Committee at its next scheduled meeting.
     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR”
RATIFICATION OF THE SELECTION OF PWC AS THE COMPANY’S INDEPENDENT AUDITOR FOR 2006.
Proposal 4. Stockholder Proposal to Elect Each Director Annually
     Mr. John Chevedden, as legal proxy for Victor Rossi, who holds 400 shares of common stock, has informed the company that he intends to submit the following proposal at this year’s meeting:
RESOLVED: Shareholders request that our Directors take the necessary steps, in the most expeditious manner possible, to adopt annual election of each director. This includes complete transition from the current staggered system to 100% annual election of each director in one election cycle if practicable. Also to transition solely through direct action of our board if practicable.
Victor Rossi, P. O. Box 249, Boonville, California 95415 submitted this proposal.
     66% Yes-Vote
Thirty-three (33) shareholder proposals on this topic won an impressive 66% average yes-vote in 2005 through late September. The Council of Institutional Investors www.cii.org, whose members have $3 trillion invested, recommends adoption of this proposal topic.
     Progress Begins with One Step
It is important to take one step forward in our corporate governance and adopt the above RESOLVED statement since our 2005 governance standards were not impeccable. For instance in 2005 it was reported (and certain concerns are noted):

•	The Corporate Library (TCL) http://www.thecorporatelibrary.com/ a pro-investor research firm rated our company “D” in Accounting.

•	The chairman of our Audit Committee was an outside CEO – Over-extension concern.

•	We were allowed to vote on individual directors only once in 3 years –

Accountability concern.

•	Our directors can be elected with one yes-vote from our 240 million shares under our plurality voting.

•	We had no Independent Chairman and not even a Lead Director – Independent oversight concern.

•	CEO pay was $16 million for our company with revenues less than $1 billion.

•	We had only 6 directors.

•	Two directors were outside CEOs – Over-commitment concern.

•	We had to marshal an awesome 80% shareholder vote to make certain key governance improvements – Entrenchment concern.

•	Cumulative voting was not allowed.
The less-than-best practices above reinforce the reason to take one step forward now and adopt annual election of each director.
Our board previously took a step forward in terminating the poison pill after we voted 77% in favor on a 2004 shareholder proposal.
     Best for the Investor
Arthur Levitt, Chairman of the Securities and Exchange Commission, 1993-2001 said:
In my view it’s best for the investor if the entire board is elected once a year. Without annual election of each director shareholders have far less control over who represents them.
     “Take on the Street” by Arthur Levitt

ZIMMER HOLDINGS, INC.	2006 PROXY STATEMENT

Elect Each Director Annually
Yes on 4
Statement in Opposition
The Board of Directors unanimously recommends a vote “AGAINST” adoption of this stockholder proposal for the following reasons:
     The Board of Directors evaluates the company’s issues of corporate governance regularly, including the value of maintaining a classified Board structure. After careful consideration, the Board has determined that it is in the best interests of the company and its stockholders to maintain the current classified Board structure and recommends a vote against this stockholder proposal.
     Since the company was spun off from Bristol-Myers Squibb Company in 2001, the Board has been divided into three classes of directors serving staggered three-year terms, with each class being as nearly as possible equal to one-third of the total directors. The Board believes that the staggered election of directors helps assure continuity and stability of the company’s complex business strategies and policies and ensures that a majority of directors will always have prior experience as directors with extensive knowledge of the company. The Board believes that directors with greater experience and understanding of the company constitute a valued resource and are more capable of making fundamental decisions about the company and guiding its management in making such decisions. Staggered elections function to prevent sudden change in the composition of the entire Board in any single year. Electing directors to three-year, rather than one-year terms, strengthens the independence of non-management directors by providing them with longer terms of office within which to focus on and further the strategic long-term goals of the company.
     The Board in its present form is accountable to stockholders and committed to sound corporate governance practices. Four of the company’s five directors are independent and all directors owe fiduciary duties to the company and its stockholders regardless of the length of the term for which they are elected. In addition, the Board has implemented measures to further foster accountability, including the adoption of Corporate Governance Guidelines (that focus on the independence and quality of members of the Board and its effective functioning) and regular annual self-evaluations of the Board and its committees. The Board has considered the stockholder proposal, but believes that directors elected to a classified Board are no less accountable to stockholders than they would be if all directors were elected annually, in that stockholders have an opportunity each year to express their approval, or disapproval, of the performance of the Board as each class of directors stands for re-election. Further, a majority of the Board can be replaced over the course of two annual meetings, which would occur within the span of approximately one year.
     In the event of an unsolicited proposal to acquire or restructure the company, the classified Board structure would not prevent a change of control, but would allow the company time and leverage to evaluate the adequacy and fairness of any takeover proposal, consider alternative proposals and to ultimately negotiate with the sponsor to assure stockholder value is maximized.
     Approval of this stockholder proposal would not automatically result in the annual election of directors. To do so would require further action to amend the company’s Restated Certificate of Incorporation which provides for a classified Board. To amend the relevant provisions of the Restated Certificate of Incorporation, both the Board and stockholders holding at least 80% of the outstanding voting stock of the company would have to approve such amendments. While the Board would consider the merits of such amendments, it would do so consistent with its fiduciary duty to act in a manner it believes to be in the best interest of the company and its stockholders.
     The Board believes that several statements in the proposal may give stockholders the erroneous impression that the company is significantly behind other companies in matters of corporate governance:

•	The rating on accounting that The Corporate Library (TCL) assigned to the company was only one of ten factors considered by TCL in assigning its “overall” board effectiveness rating of “B” and a “best practice” compliance score of 91%.

•	The events that TCL considered to be accounting “red flags” – such as restructuring and other specified charges – were largely consequences of the company’s acquisition of Centerpulse AG. The Board and the Audit Committee are fully satisfied that the company’s accounting provides stockholders with an accurate view of the company’s financial position and performance.

•	There are CEOs of two public companies serving as directors – one of them as Chairman of the Audit Committee.

•	The insight and leadership that these directors bring as a result of their experiences as CEOs is not a handicap.

•	Neither director is “over-committed” as each serves on only one or two outside boards in addition to his employer’s board.

ZIMMER HOLDINGS, INC.	2006 PROXY STATEMENT

•	The most significant factors in the CEO’s compensation last year were the performance measures that the company met or exceeded and increases in the value of the company’s common stock. The report of the Compensation and Management Development Committee which appears elsewhere in this proxy statement explains the factors that went into setting Mr. Elliott’s compensation.

•	Mr. Elliott continues to hold a significant investment in the company, exceeding the company’s stock ownership guidelines.

•	The proposal states that the company had revenues of less than $1 billion; however, the company reported revenues in 2005, 2004 and 2003 in excess of $3.2 billion, $2.9 billion and $1.9 billion, respectively.
     The Board is genuinely interested in maintaining good corporate governance. It encourages stockholders to review the entire TCL report at the website noted above and draw their own conclusions.
     In closing, this is the first time the company has received a stockholder proposal to move to annual elections of directors. The Board, with the assistance of outside legal counsel, carefully considered this proposal and the arguments both in favor of and in opposition to classified boards of directors. Following extensive review and deliberation, the Board concluded that the company’s classified Board structure continues to promote the best interests of the company’s stockholders.
     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “AGAINST” THE ADOPTION OF THIS STOCKHOLDER PROPOSAL. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES.
2007 PROXY PROPOSALS
     To be considered for inclusion in next year’s proxy statement, the company must receive stockholder proposals relating to the 2007 annual meeting of stockholders at its principal executive offices, 345 East Main Street, Warsaw, Indiana 46580, attention: Secretary, no later than November 22, 2006.
     Under the company’s Restated By-Laws, as amended, no business may be brought before an annual meeting except as set forth in the notice of the meeting or as otherwise brought before the meeting by or at the direction of the Chairman of the Board or by a stockholder entitled to vote who has delivered notice to the company containing certain information set forth in the Restated By-Laws, as amended, not later than the 90th day nor earlier than the 120th day prior to the first anniversary of the preceding year’s annual meeting. For the company’s meeting in 2007, the company must receive this notice no later than January 31, 2007 and no earlier than January 1, 2007. However, in the event that the 2007 annual meeting is called for a date that is more than 30 days before or more than 60 days after May 1, 2007, notice must be delivered no earlier than the 120th day prior to the 2007 annual meeting and not later than the later of the 90th day prior to the 2007 annual meeting or the 10th day following the day public announcement of the date of the meeting is first made. These notice requirements are deemed satisfied by a stockholder who has complied with SEC Rule 14a-8 and whose proposal is included in the company’s proxy statement. A copy of the by-law provisions discussed above may be obtained by writing the company at its principal executive offices, 345 East Main Street, Warsaw, Indiana 46580, attention: Secretary.
INCORPORATION BY REFERENCE
     The sections of this proxy statement entitled “Audit Committee Report,” “Compensation and Management Development Committee Report” and “Performance Graph” do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the company specifically incorporates them by reference therein.

ZIMMER HOLDINGS, INC.	2006 PROXY STATEMENT

Appendix A
ZIMMER HOLDINGS, INC.
CATEGORICAL STANDARDS OF DIRECTOR INDEPENDENCE
     As permitted by the rules of the New York Stock Exchange, the Board has adopted categorical standards to assist it in making determinations of independence. These standards incorporate, and are consistent with, the definition of “independent” contained in the New York Stock Exchange listing rules. Any determination of independence for a director who does not meet these standards will be specifically explained in the Company’s proxy statement. The standards are as follows:

A.	A director will not be independent if, within the preceding three years:

1.	the director was employed by the Company;

2.	an immediate family member of the director was employed by the Company as an executive officer;

3.	the director, or an immediate family member of the director, received more than $100,000 during any twelve-month period in direct compensation from the Company, other than director and Board committee fees or deferred compensation for prior service;

4.	the director was (but is no longer) a partner or employee of the Company’s internal or external auditor and personally worked on the Company’s audit within that time or is a current partner or employee of such firm;

5.	an immediate family member of the director was (but is no longer) a partner or employee of the Company’s internal or external auditor and personally worked on the Company’s audit within that time or is a current employee of such firm and participates in the firm’s audit, assurance or tax compliance practice or is a current partner of the firm;

6.	an executive officer of the Company was on the compensation committee of the board of directors of a company that concurrently employed the director or employed an immediate family member of the director as an executive officer; or

7.	a company made payments to or received payments from the Company for property or services in an amount which, in any single fiscal year, exceeded the greater of $1 million or 2% of such other company’s consolidated gross revenues, and such company currently employs the director or currently employs an immediate family member of the director as an executive officer.

B.	A director will not be independent if:

1.	the director is employed as an executive officer of a company that is indebted to the Company, or to which the Company is indebted, and the total amount of either company’s indebtedness to the other is more than 5% of the total consolidated assets of the company that employs the director;

2.	the Company owns or controls more than 5% of the outstanding equity interests of a company that employs the director as an executive officer; or

3.	the director serves as an officer, director or trustee of a charitable organization, and the Company’s discretionary charitable contributions to the organization are more than 5% of the organization’s total annual charitable receipts or more than 10% of the Company’s total annual charitable contributions. (Any automatic matching of employees’ charitable contributions would not be included in the Company’s annual charitable contributions for this purpose).

C.	A director will not be independent for purposes of serving on the Company’s Audit Committee if:

1.	the director or an immediate family member of the director accepts any consulting, advisory, or other compensatory fee from the Company, other than director or Board committee fees or fixed amounts of compensation under a retirement plan or deferred compensation plan for prior service;

2.	the director is a partner, member, managing director or executive officer of, or occupies a similar position with, an entity which provides accounting, consulting, legal, investment banking or financial advisory services to the Company; or

3.	the director is an affiliate of the Company apart from the director’s capacity as a member of the Board and any Board committee.

A-1

ZIMMER HOLDINGS, INC.	2006 PROXY STATEMENT

D.	For purposes of these director independence standards:

1.	references to the Company include the Company’s consolidated subsidiaries;

2.	a director’s “immediate family members” include his or her spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law and anyone (other than domestic employees) who shares the director’s home; and

3.	an “affiliate” of the Company is a person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Company.

A-2

ZIMMER HOLDINGS, INC.	2006 PROXY STATEMENT

Appendix B
CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS OF
ZIMMER HOLDINGS, INC.
Purpose
     The Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Zimmer Holdings, Inc. (the “Company”) is appointed by the Board to assist the Board in fulfilling its responsibility to oversee (1) the integrity of the Company’s financial statements, (2) the independent auditor’s qualifications and independence, (3) the performance of the Company’s internal audit function and independent auditors, and (4) the Company’s compliance with legal and regulatory requirements.
     The Committee is also responsible for producing the annual report required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s proxy statement.
Committee Membership
     The Committee shall consist of at least three directors. The members of the Committee shall meet the independence and experience requirements of the New York Stock Exchange and Rule 10A-3(b)(1) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). At least one member of the Committee shall be an “audit committee financial expert” as defined by the SEC. Committee members shall not simultaneously serve on the audit committees of more than two other public companies.
     The members and the Chair of the Committee shall be appointed by the Board on the recommendation of the Corporate Governance Committee. Committee members may be replaced by the Board. The determination of a director’s qualification to serve on the Committee shall be made by the Board in keeping with the applicable requirements and definitions of the New York Stock Exchange, the Exchange Act and the SEC. The Committee may form and delegate authority to subcommittees of one or more members when appropriate, provided the subcommittees are composed entirely of independent directors.
Committee Authority and Responsibilities
     The Committee’s job is one of oversight, recognizing that the Company’s management is responsible for preparing the Company’s financial statements and for developing and maintaining systems of internal accounting and financial controls and that independent auditors are responsible for their audit of the financial statements and obtaining the necessary understanding of the internal controls to conduct the audit, along with reporting identified areas of improvement in internal controls identified during the course of the audit. The Committee also recognizes that the financial management and the internal and independent auditors have more knowledge and information about the Company than do Committee members. Consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company’s financial statements or internal controls or any professional certification as to the independent auditor’s work.
     In discharging its oversight role, the Committee shall have full access to all books, records, facilities and personnel of the Company. The Committee shall also have authority to obtain advice and assistance from external legal, accounting or other advisors, without consulting or obtaining the approval of the full Board or any officer of the Company in advance. The Company shall provide appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report or performing other audit, review or attest services and to any advisors employed by the Committee.
     The following functions shall be the common recurring activities of the Committee in carrying out its oversight responsibilities:
Oversight of the Company’s Relationship with the Independent Auditor

1.	The Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor, including resolution of disagreements between management and the independent auditor regarding financial reporting. The independent auditor shall report directly to the Committee.

2.	The Committee’s appointment of the independent auditor shall be submitted to the stockholders of the Company for ratification at each annual meeting of stockholders. If a majority of stockholders voting on the matter do not ratify the

ZIMMER HOLDINGS, INC.	2006 PROXY STATEMENT

Committee’s selection, the Committee will reconsider its choice of independent auditor taking into consideration the views of the stockholders and may, but will not be required to, appoint a different independent auditor.

3.	The Committee shall preapprove all auditing services and permissible non-audit services, including the fees and terms thereof, to be provided to the Company by the independent auditor, either before the independent auditor is engaged for the particular service or pursuant to preappoval policies and procedures established by the Committee, subject to the de minimis exception for non-audit services described in Section 10A(i) of the Exchange Act.

4.	The Committee shall, at least annually, obtain and review a report by the independent auditor describing (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, and (c) any steps taken to deal with any such issues.

5.	The Committee shall review and evaluate the lead partner of the independent auditor team.

6.	The Committee shall receive from the independent auditor, at least annually, a formal written report delineating all relationships between the independent auditor and the Company consistent with Independence Standards Board Standard No. 1, as amended or supplemented. The Committee shall discuss with the independent auditor the independent auditor’s independence, including any relationships or services that may impact the objectivity and independence of the independent auditor and shall recommend, if necessary, that the Board take appropriate action in response to the independent auditor’s report to satisfy itself of the auditor’s independence.

7.	The Committee shall evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non- audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management and internal auditors. The Committee shall present to the Board its conclusions with respect to the independent auditor.

8.	The Committee shall be responsible for ensuring the rotation of the independent auditor’s lead or coordinating audit partner having primary responsibility for the Company’s audit, the concurring or reviewing partner and other audit engagement team partners as required by law.

9.	The Committee shall consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

10.	The Committee shall recommend to the Board policies for the Company’s hiring of employees and former employees of the independent auditor who participated in the audit of the Company.
Financial Statement and Disclosure Matters

11.	The Committee shall review with the independent auditor and with management the proposed scope of the annual audit, past audit experience, the Company’s program for the internal examination and verification of the Company’s accounting documents and supporting data, recently completed internal examinations of the Company’s accounting documents and supporting data and other matters bearing upon the scope of the audit.

12.	The Committee shall meet to review and discuss with management and the independent auditor the Company’s annual audited financial statements to be included in the Company’s Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K), including reviewing the Company’s specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and shall discuss with the independent auditor the matters required to be discussed by Statement of Auditing Standards (“SAS”) No. 61, as amended or supplemented.

13.	Based on the reviews and discussions referred to in paragraphs 6 and 12 of this Charter, the Committee shall determine whether to recommend to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K.

14.	In connection with the review by the independent auditor of the financial information included in the Company’s Quarterly Reports on Form 10-Q, the Committee shall meet to review and discuss with management and the independent auditor the quarterly financial statements prior to their public release, including reviewing the Company’s specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and shall discuss with the independent auditor the matters required to be discussed by SAS No. 61, as amended or supplemented.

ZIMMER HOLDINGS, INC.	2006 PROXY STATEMENT

15.	The Committee shall discuss with management the Company’s earnings press releases, and review the type and presentation of information to be included therein, including the use of “pro forma” or “adjusted” non- GAAP information, and the Committee shall from time to time discuss in general the types of financial information and earnings guidance to be disclosed and the type of presentations to be made to analysts and rating agencies, provided that the Committee is not required to discuss in advance each instance in which the Company may provide earnings guidance or other information to analysts or rating agencies.

16.	The Committee shall review major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles.

17.	The Committee shall review major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies.

18.	The Committee shall review analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements.

19.	The Committee shall review the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

20.	The Committee shall review and discuss reports from the independent auditor on:

a.	all critical accounting policies and practices to be used;
b.	all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and
c.	other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

21.	The Committee shall review with the independent auditor any audit problems or difficulties encountered in the course of the audit work, including any restrictions on the scope of the independent auditor’s activities or on access to requested information, and management’s response.

22.	The Committee shall discuss with management the Company’s policies with respect to risk assessment and risk management, the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

23.	The Committee shall review disclosures made to the Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Forms 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.
Oversight of the Company’s Internal Audit Function

24.	The Committee shall review and approve the appointment or termination of the director/vice president of internal audit.

25.	The Committee shall review the significant reports to management prepared by the internal auditing department and management’s responses.

26.	The Committee shall discuss with the independent auditor and management the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

27.	The Committee shall review with the Board the performance of the Company’s internal audit function.
Other Responsibilities

28.	The Committee shall establish and maintain procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

29.	The Committee shall receive reports on material legal and regulatory affairs, including litigation, and monitor the Company’s annual Code of Business Conduct documentation and corrective actions.

ZIMMER HOLDINGS, INC.	2006 PROXY STATEMENT

30.	The Committee shall obtain from the independent auditor assurance that the provisions of Section 10A(b) of the Exchange Act respecting the detection and reporting of illegal acts have not been implicated.

31.	The Committee shall be responsible for ensuring that the Company has an effective information technology disaster recovery plan.

32.	The Committee shall review and make recommendations to the Board concerning the Company’s policies with regard to affiliate transactions and also with regard to review of CEO and selected officers’ expense accounts and verification of perquisites policies. Affiliates in this context are defined as employees, directors, and other parties closely related to the Company.

33.	The Committee shall review and make recommendations to the Board concerning the Company’s financing plans and policies.

34.	The Committee shall review with the Board any material issues that arise with respect to the quality or integrity of the Company’s financial statements or the Company’s compliance with legal or regulatory requirements.

35.	The Committee shall meet at least four times per year, or more frequently as circumstances dictate. Any member of the Committee may call a meeting of the Committee. A quorum for a meeting shall be a majority of Committee members. The Committee shall meet in separate sessions, periodically, with management, with internal auditors and with the independent auditor.

36.	The Committee shall maintain minutes or other records of its meetings and make reports on its meetings to the Board.

37.	The Committee shall review and reassess the adequacy of this Charter on an annual basis and shall make recommendations to the Board, as conditions dictate, to update this Charter.

38.	The Committee shall annually review its own performance.
Last Reviewed and Revised on December 9, 2005

ZIMMER HOLDINGS, INC.	2006 PROXY STATEMENT

Appendix C
ZIMMER HOLDINGS, INC.
2006 STOCK INCENTIVE PLAN
     1. Purpose: The purpose of the 2006 Stock Incentive Plan is to secure for the Company and its stockholders the benefits of the incentive inherent in common stock ownership by the officers and key employees of the Company who will be largely responsible for the Company’s future growth and continued financial success and by providing long-term incentives in addition to current compensation to certain key executives of the Company who contribute significantly to the long-term performance and growth of the Company. It is intended that the former purpose will be effected through the granting of various forms of equity-based awards and that the latter purpose will be effected through the granting of such equity-based awards which are subject to performance-based conditions.
     2. Definitions: For purposes of this Plan:

(a) “Affiliate” shall mean any entity in which the Issuer has, directly or indirectly, an ownership interest of at least 20%.

(b) “Associated Option” shall have the meaning set forth in Section 7.

(c) “Award” shall mean an award of options, stock appreciation rights, performance shares, performance units, restricted stock or restricted stock units granted under this Plan.

(d) “Change in Control” shall have the meaning set forth in Section 14(d).

(e) “Committee” shall have the meaning set forth in Section 4.

(f) “Current Portion” shall have the meaning set forth in Section 8(a).

(g) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(h) “Common Stock” shall mean the Issuer’s common stock.

(i) “Company” shall mean the Issuer (Zimmer Holdings, Inc.) and its Subsidiaries and Affiliates.

(j) “Deferred Portion” shall have the meaning set forth in Section 8(a).

(k) “Disability” or “Disabled” shall mean qualifying for and receiving payments under a disability pay plan of the Company.

(l) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(m) “Fair Market Value” shall mean the average of the high and low sale prices of a share of Common Stock on the New York Stock Exchange composite tape on the date of measurement or on any date as determined by the Committee and, if there were no trades on such date, on the day on which a trade occurred next preceding such date.

(n) “Issuer” shall mean Zimmer Holdings, Inc.

(o) “Qualifying Performance Criteria” shall have the meaning set forth in Section 6(a).

(p) “Qualifying Termination” shall have the meaning set forth in Section 14(e).

(q) “Regulations” shall have the meaning set forth in Section 4(c).

(r) “Restriction Period” shall have the meaning set forth in Section 9(b)(2).

(s) “Retirement” shall mean termination of the employment of an employee with the Company on or after (i) the employee’s 65th birthday or (ii) the employee’s 55th birthday if the employee has completed 10 years of service with the Company. For purposes of this Section 2(s) and all other purposes of this Plan, Retirement shall also mean termination of employment of an employee with the Company for any reason (other than the employee’s death, Disability, resignation, willful misconduct or activity deemed detrimental to the interests of the Company) where, on termination, the employee’s attained age (expressed as a whole number) plus completed years of service (expressed as a whole number) plus one (1) equals at least 70 and the employee has completed 10 years of service with the Company and, where applicable, the employee has executed a general release, a covenant not to compete and/or a covenant not to solicit. For purposes of this Plan, service with the Company’s former parent, Bristol-Myers Squibb Company, and its subsidiaries and affiliates before August 6, 2001, shall be included as service with the Company.

ZIMMER HOLDINGS, INC.	2006 PROXY STATEMENT

(t) “Subcommittee” shall have the meaning set forth in Section 4(b).

(u) “Subsidiary” shall mean any corporation which at the time qualifies as a subsidiary of the Issuer under the definition of “subsidiary corporation” in Section 424 of the Code.

(v) “Tax Date” shall have the meaning set forth in Section 13(a).

(w) “Withholding Tax” shall have the meaning set forth in Section 13(c).
     3. Amount of Stock:

(a) Aggregate Limitation. The aggregate amount of Common Stock which may be made subject to Awards under the Plan shall not exceed 10,000,000 shares plus the number of shares that are subject to Awards granted hereunder that terminate or expire or are cancelled or forfeited during the term of this Plan without being exercised or fully vested. Notwithstanding anything to the contrary contained herein: (i) shares that participants tender during the term of this Plan to pay the purchase price of options in accordance with Section 7(b)(5) shall not be added to the aggregate Plan limit described above; (ii) shares that the Company retains or causes participants to surrender to satisfy Withholding Tax requirements in accordance with Section 13 shall not be added to the aggregate Plan limit described above; (iii) shares that are repurchased by the Company using option exercise proceeds shall not be added to the aggregate Plan limit described above; (iv) if a stock appreciation right included in an option in accordance with Section 7(b)(12) is exercised, the number of shares covered by the option or portion thereof which is surrendered on exercise of the stock appreciation right shall be considered issued pursuant to the Plan and shall count against the aggregate Plan limit described above, regardless of whether or not any shares are actually issued to the participant upon exercise of the stock appreciation right; and (v) shares covered by any stock appreciation right granted in accordance with Section 18, to the extent that it is exercised and whether or not shares are actually issued to the participant upon exercise of the right, shall be considered issued pursuant to the Plan and shall count against the aggregate Plan limit described above. Substitute or assumed Awards made under Section 19 shall not be considered in applying this limitation.

(b) Individual Limitation. No individual participant may be granted Awards in any single calendar year during the term of this Plan in respect of more than 500,000 shares of Common Stock. For purposes of the foregoing limitation, the number of shares in Awards that are made with respect to a period longer than one calendar year shall be considered to have been made on a pro rata basis in the calendar years during such period. Substitute or assumed Awards made under Section 19 shall not be included in applying this limitation.

(c) Limitation on Full-Value Awards. The aggregate number of shares of Common Stock which may be made subject to Awards under Sections 8 and 9 shall not exceed 1,000,000 shares during the term of this Plan.

(d) Maximum Number of Incentive Stock Options. The number of shares of Common Stock with respect to which incentive stock options may be granted shall not exceed 1,000,000 shares during the term of this Plan.

(e) Adjustment. The limitations under Sections 3(a), (b), (c) and (d) are subject to adjustment in number and kind pursuant to Section 12.

(f) Treasury or Market Purchased Shares. Common Stock issued hereunder may be authorized and unissued shares or issued shares acquired by the Company on the market or otherwise.
     4. Administration: The Plan shall be administered under the supervision of the Board of Directors of the Issuer, which may exercise its powers, to the extent herein provided, through the agency of its Compensation and Management Development Committee (the “Committee”), which shall be appointed by the Board of Directors of the Issuer.

(a) Composition of Committee. The Committee shall consist of not less than two (2) members of the Board who are intended to meet the definition of “outside director” under the provisions of Section 162(m) of the Code and the definition of “non-employee directors” under the provisions of the Exchange Act or rules or regulations promulgated thereunder.

(b) Delegation and Administration. The Committee may delegate to one or more separate committees (any such committee a “Subcommittee”) composed of one or more directors of the Issuer (who may, but need not be, members of the Committee) the ability to grant Awards with respect to participants who are not executive officers of the Company under the provisions of the Exchange Act or rules or regulations promulgated thereunder, and such actions shall be treated for all purposes as if taken by the Committee. Any action by any such Subcommittee within the scope of such delegation shall be deemed for all purposes to have been taken by the Committee and references in this Plan to the Committee shall include any such Subcommittee. The Committee may delegate the administration of the Plan to an officer or officers of the Issuer, and such administrator(s) may have the authority to execute and distribute agreements or other documents evidencing or relating to Awards granted by the Committee under this Plan, to maintain records relating to the grant,

ZIMMER HOLDINGS, INC.	2006 PROXY STATEMENT

vesting, exercise, forfeiture or expiration of Awards, to process or oversee the issuance of shares of Common Stock upon the exercise, vesting and/or settlement of an Award, to interpret the terms of Awards and to take such other actions as the Committee may specify, provided that in no case shall any such administrator be authorized to grant Awards under the Plan. Any action by any such administrator within the scope of its delegation shall be deemed for all purposes to have been taken by the Committee and references in this Plan to the Committee shall include any such administrator, provided that the actions and interpretations of any such administrator shall be subject to review and approval, disapproval or modification by the Committee.

(c) Regulations. The Committee, from time to time, may adopt rules and regulations (“Regulations”) for carrying out the provisions and purposes of the Plan and make such other determinations, not inconsistent with the terms of the Plan, as the Committee shall deem appropriate. The interpretation and construction of any provision of the Plan by the Committee shall, unless otherwise determined by the Board of Directors, be final and conclusive.

(d) Records and Actions. The Committee shall maintain a written record of its proceedings. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts unanimously approved in writing, shall be the acts of the Committee.
     5. Eligibility: Awards may be granted only to present or future officers and key employees of the Company, including Subsidiaries and Affiliates which become such after the effective date of the Plan. Any officer or key employee of the Company shall be eligible to receive one or more Awards under the Plan. Any director who is not an officer or employee of the Company shall be ineligible to receive an Award under the Plan. The adoption of this Plan shall not be deemed to give any officer or employee any right to an Award, except to the extent and upon such terms and conditions as may be determined by the Committee.
     6. Qualifying Performance Criteria: Awards under Section 8 of this Plan shall be, and any other type of Award (other than incentive stock options) in the discretion of the Committee may be, contingent upon achievement of Qualifying Performance Criteria.

(a) Available Criteria. For purposes of this Plan, the term “Qualifying Performance Criteria” shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit, Affiliate or Subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee in the Award:

(1) net sales,

(2) revenue,

(3) gross profit,

(4) operating profit,

(5) net earnings,

(6) earnings per share,

(7) profit margin (gross, operating or net),

(8) cash flow, net cash flow or free cash flow,

(9) acquisition integration synergies (measurable savings and efficiencies resulting from integration),

(10) acquisition integration milestone achievements,

(11) stock price performance,

(12) total stockholder return,

(13) expense reduction,

(14) debt or net debt reduction, and

(15) financial return ratios (including return on equity, return on assets or net assets, return on capital or invested capital and return on operating profit).

ZIMMER HOLDINGS, INC.	2006 PROXY STATEMENT

(b) Adjustments. The Committee may adjust any evaluation of performance under a Qualifying Performance Criteria to exclude the effects of any of the following items or events that occurs or otherwise impacts reported results during a performance period: (1) asset write-downs, (2) litigation or claim judgments or settlements, (3) changes in tax law, accounting principles or other such laws or provisions affecting reported results, (4) accruals for reorganization or restructuring programs, (5) acquisition and integration expenses and purchase accounting, (6) share-based payments, and (7) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Issuer’s annual report to stockholders for the applicable year. Notwithstanding satisfaction or completion of any Qualifying Performance Criteria, to the extent specified at the time of grant of an Award, the number of shares, stock options, stock appreciation rights, performance shares, performance units, restricted stock, or restricted stock units or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Qualifying Performance Criteria may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.

(c) Establishment and Achievement of Targets. The Committee shall establish the specific targets for the selected Qualified Performance Criteria. For Awards that are intended to qualify for exemption from the limitation on deductibility imposed by Section 162(m) of the Code or any successor provision, the targets shall be established within the required time period. These targets may be set at a specific level or may be expressed as relative to the comparable measure at comparison companies or a defined index. In cases where Qualifying Performance Criteria are established, the Committee shall determine the extent to which the criteria have been achieved and the corresponding level to which vesting requirements have been satisfied or other restrictions are to be removed from the Award or the extent to which a participant’s right to receive an Award should lapse in cases where the Qualifying Performance Criteria have not been met, and shall certify these determinations in writing. The Committee may provide for the determination of the attainment of such targets in installments where it deems appropriate.
     7. Stock Options: Stock options under the Plan shall consist of incentive stock options under Section 422 of the Code or nonqualified stock options (options not intended to qualify as incentive stock options), as the Committee shall determine. In addition, the Committee may grant stock appreciation rights in conjunction with an option, as set forth in Section 7(b)(12), or may grant an option in conjunction with an award of performance units or performance shares, as set forth in Section 7(b)(11) (an “Associated Option”).
     Each option shall be subject to the following terms and conditions:

(a) Grant of Options. The Committee shall (1) select the officers and key employees of the Company to whom options may from time to time be granted, (2) determine whether incentive stock options or nonqualified stock options are to be granted, (3) determine the number of shares to be covered by each option so granted, (4) determine the terms and conditions (not inconsistent with the Plan) of any option granted hereunder (including but not limited to restrictions upon the options, conditions of their exercise (including as to nonqualified stock options, subject to any Qualifying Performance Criteria), or restrictions on the shares of Common Stock issuable upon exercise thereof), (5) determine whether nonqualified stock options or incentive stock options granted under the Plan shall include stock appreciation rights and, if so, the Committee shall determine the terms and conditions thereof in accordance with Section 7(b)(12) hereof, (6) determine whether any nonqualified stock options granted under the Plan shall be Associated Options, and (7) prescribe the form of the instruments necessary or advisable in the administration of options.

(b) Terms and Conditions of Option. Any option granted under the Plan shall be evidenced by a Stock Option Agreement entered into by the Company and the optionee, in such form as the Committee shall approve, which agreement shall be subject to the following terms and conditions and shall contain such additional terms and conditions not inconsistent with the Plan, and in the case of an incentive stock option not inconsistent with the provisions of the Code applicable to incentive stock options, as the Committee shall prescribe:

(1) Number of Shares Subject to an Option. The Stock Option Agreement shall specify the number of shares of Common Stock subject to the Agreement. If the option is an Associated Option, the number of shares of Common Stock subject to such Associated Option shall initially be equal to the number of performance units or performance shares subject to the Award, but one share of Common Stock shall be canceled for each performance unit or performance share paid out under the Award.

(2) Option Price. The purchase price per share of Common Stock purchasable under an option will be determined by the Committee but will be not less than the Fair Market Value of a share of Common Stock on the date of the grant of the option, except as provided in Section 19 relating to assumed or substitute Awards.

ZIMMER HOLDINGS, INC.	2006 PROXY STATEMENT

(3) Option Period. The period of each option shall be fixed by the Committee, but no option shall be exercisable after the expiration of ten years from the date the option is granted.

(4) Consideration. Unless the Committee determines otherwise, each optionee, as consideration for the grant of an option, shall remain in the continuous employ of the Company for at least one year from the date of the granting of such option, and no option shall be exercisable until after the completion of such one year period of employment by the optionee.

(5) Exercise of Option. The Committee shall determine the time or times at which an option may be exercised in whole or in part during the option period. An optionee may exercise an option by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such written notice must be accompanied by payment in full of the purchase price and Withholding Taxes (as defined in Section 13 hereof), due either (i) by certified or bank check, (ii) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, (iii) in shares of Common Stock owned by the optionee having a Fair Market Value at the date of exercise equal to such purchase price, provided that payment in shares of Common Stock will not be permitted unless at least 100 shares of Common Stock are required and delivered for such purpose, (iv) in any combination of the foregoing, or (v) by any other method that the Committee approves. At its discretion, the Committee may modify or suspend any method for the exercise of stock options, including any of the methods specified in the previous sentence. Delivery of shares for exercising an option shall be made either through the physical delivery of shares or through an appropriate certification or attestation of valid ownership. Shares of Common Stock used to exercise an option shall have been held by the optionee for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the option. No shares shall be issued until full payment therefor has been made. An optionee shall have the rights of a stockholder only with respect to shares of stock that have been recorded on the Company’s books on behalf of the optionee or for which certificates have been issued to the optionee.

Notwithstanding anything in the Plan to the contrary, the Committee may, in its sole discretion, allow the exercise of a lapsed grant if the Committee determines that: (i) the lapse was solely the result of the Company’s inability to execute the exercise of an option Award due to conditions beyond the Company’s control and (ii) the optionee made valid and reasonable efforts to exercise the Award. In the event the Committee makes such a determination, the Company shall allow the exercise to occur as promptly as possible following its receipt of exercise instructions subsequent to such determination.

(6) Nontransferability of Options. No option or stock appreciation right granted under the Plan shall be transferable by the optionee other than by will or by the laws of descent and distribution, and such option or stock appreciation right shall be exercisable, during the optionee’s lifetime, only by the optionee.

Notwithstanding the foregoing, the Committee may set forth in a Stock Option Agreement at the time of grant or thereafter, that the options (other than incentive stock options) may be transferred to members of the optionee’s immediate family, to one or more trusts solely for the benefit of such immediate family members and to partnerships in which such family members or trusts are the only partners. For this purpose, immediate family means the optionee’s spouse, parents, children, stepchildren, grandchildren and legal dependants. Any transfer of options under this provision will not be effective until notice of such transfer is delivered to the Company.

(7) Termination of Employment Other than by Retirement, Death or Disability. If an optionee shall cease to be employed by the Company for any reason (other than termination of employment by reason of Retirement, death or Disability) after the optionee shall have been continuously so employed for one year after the granting of the option, or as otherwise determined by the Committee, the option shall be exercisable only to the extent that the optionee was otherwise entitled to exercise it at the time of such cessation of employment with the Company, unless otherwise determined by the Committee. The option shall remain exercisable for three months after such cessation of employment (or, if earlier, the end of the option period), unless the Committee determines otherwise. The Plan does not confer upon any optionee any right with respect to continuation of employment by the Company.

(8) Retirement of Optionee. If an optionee shall cease to be employed by the Company by reason of Retirement after the optionee shall have been continuously employed by the Company for a period of at least one year after the granting of the option, or as otherwise determined by the Committee, all remaining unexercised portion(s) of the option shall immediately vest and become exercisable by the optionee and shall remain exercisable for the remainder of the option period set forth therein, except that, in the case of an incentive stock option, the option shall remain exercisable for three months following Retirement (or, if earlier, the end of the option period).

ZIMMER HOLDINGS, INC.	2006 PROXY STATEMENT

(9) Death or Disability of Optionee. An optionee who ceases to be employed by reason of Disability shall be treated, for vesting purposes, as though the optionee remained in the employ of the Company until the earlier of (i) cessation of payments under a disability pay plan of the Company, (ii) the optionee’s death, or (iii) the optionee’s 65th birthday.

Except as otherwise provided in Section 7(b)(14), in the event of the optionee’s death (i) while in the employ of the Company, (ii) while Disabled as described in the preceding paragraph or (iii) after cessation of employment due to Retirement, the option shall be fully exercisable by the executors, administrators, legatees or distributees of the optionee’s estate, as the case may be, at any time following such death. In the event of the optionee’s death after cessation of employment for any reason other than Disability or Retirement, the option shall be exercisable by the executors, administrators, legatees or distributees of the optionee’s estate, as the case may be, at any time during the twelve month period following such death. Notwithstanding the foregoing, unless the Committee determines otherwise, in no event shall an option be exercisable unless the optionee shall have been continuously employed by the Company for a period of at least one year after the option grant, and no option shall be exercisable after the expiration of the option period set forth in the Stock Option Agreement. In the event any option is exercised by the executors, administrators, legatees or distributees of the estate of a deceased optionee, the Company shall be under no obligation to issue stock thereunder unless and until the Company is satisfied that the person or persons exercising the option are the duly appointed legal representatives of the deceased optionee’s estate or the proper legatees or distributees thereof.

(10) No Deferral Feature. No option or stock appreciation right granted under this Plan shall include any feature for the deferral of compensation other than, in the case of an option, the deferral of recognition of income until the later of exercise or disposition of the option under Section 83 of the Code, or the time the stock acquired pursuant to the exercise of the option first becomes substantially vested (as defined in regulations interpreting Section 83 of the Code), or, in the case of a stock appreciation right, the deferral of recognition of income until the exercise of the stock appreciation right.

(11) Long-Term Performance Awards. The Committee may from time to time grant nonqualified stock options under the Plan in conjunction with and related to an award of performance units or performance shares made under a Long-Term Performance Award as set forth in Section 8(b)(11). In such event, notwithstanding any other provision hereof, (i) the number of shares to which the Associated Option applies shall initially be equal to the number of performance units or performance shares granted by the Award, but such number of shares shall be reduced on a one-share-for-one unit or share basis to the extent that the Committee determines, pursuant to the terms of the Award, to pay to the optionee or the optionee’s beneficiary the performance units or performance shares granted pursuant to such Award, and (ii) such Associated Option shall be cancelable in the discretion of the Committee, without the consent of the optionee, under the conditions and to the extent specified in the Award.

(12) Stock Appreciation Rights. In the case of any option granted under the Plan, either at the time of grant or by amendment of such option at any time after such grant, there may be included a stock appreciation right which shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee shall impose, including the following:

(A) A stock appreciation right shall be exercisable to the extent, and only to the extent, that the option in which it is included is at the time exercisable, and may be exercised within such period only at such time or times as may be determined by the Committee (and in no event after expiration of ten years from the date the option was granted);

(B) A stock appreciation right shall entitle the optionee (or any person entitled to act under the provisions of Section 7(b)(9)) to surrender unexercised the option in which the stock appreciation right is included (or any portion of such option) to the Company and to receive from the Company in exchange therefor that number of shares having an aggregate value equal to (or, in the discretion of the Committee, less than) the excess of the value of one share (provided such value does not exceed such multiple of the option price per share as may be specified by the Committee) over the option price per share specified in such option (as determined by the Committee in accordance with Section 7(b)(2)) times the number of shares called for by the option, or portion thereof, which is so surrendered. The Committee shall be entitled to cause the Company to settle its obligation, arising out of the exercise of a stock appreciation right, by the payment of cash equal to the aggregate value of the shares the Company would otherwise be obligated to deliver or partly by the payment of cash and partly by the delivery of shares. Any such election shall be made within 30 business days after the receipt by the Committee of written notice of the exercise of the stock appreciation right. The value of a share for this purpose shall be the

ZIMMER HOLDINGS, INC.	2006 PROXY STATEMENT

Fair Market Value thereof on the last business day preceding the date of the election to exercise the stock appreciation right;

(C) No fractional shares shall be delivered under this Section 7(b)(12) but in lieu thereof a cash adjustment shall be made;

(D) If a stock appreciation right included in an option is exercised, such option shall be deemed to have been exercised to the extent of the number of shares called for by the option or portion thereof which is surrendered on exercise of the stock appreciation right and no new option may be granted covering such shares under this Plan; and

(E) If an option which includes a stock appreciation right is exercised, such stock appreciation right shall be deemed to have been canceled to the extent of the number of shares called for by the option or portion thereof is exercised and no new stock appreciation rights may be granted covering such shares under this Plan.

(13) Incentive Stock Options. Incentive stock options may only be granted to employees of the Issuer and its Subsidiaries and parent corporations, as defined in Section 424 of the Code. In the case of any incentive stock option granted under the Plan, the aggregate Fair Market Value of the shares of Common Stock (determined at the time of grant of each option) with respect to which incentive stock options granted under the Plan and any other plan of the Issuer or its parent or a Subsidiary which are exercisable for the first time by an employee during any calendar year shall not exceed $100,000 or such other amount as may be required by the Code.

(14) Rights of Transferee. Notwithstanding anything to the contrary herein, if an option has been transferred in accordance with Section 7(b)(6), the option shall be exercisable solely by the transferee. The option shall remain subject to the provisions of the Plan, including that it will be exercisable only to the extent that the optionee or optionee’s estate would have been entitled to exercise it if the optionee had not transferred the option. In the event of the death of the optionee prior to the expiration of the right to exercise the transferred option, the period during which the option shall be exercisable will terminate on the date one year following the date of the optionee’s death. In the event of the death of the transferee prior to the expiration of the right to exercise the option, the period during which the option shall be exercisable by the executors, administrators, legatees and distributees of the transferee’s estate, as the case may be, will terminate on the date one year following the date of the transferee’s death. In no event will the option be exercisable after the expiration of the option period set forth in the Stock Option Agreement. The option shall be subject to such other rules as the Committee shall determine.

(15) No Reload. Options shall not be granted under this Plan in consideration for and shall not be conditioned upon the delivery of shares of Common Stock in payment of the option price and/or tax withholding obligation under any other employee stock option.
     8. Long-term Performance Awards: Long-term performance awards under the Plan shall consist of the conditional grant of a specified number of performance units or performance shares. The conditional grant of a performance unit to a participant will entitle the participant to receive a specified dollar value, variable under conditions specified in the Award, if the Qualifying Performance Criteria specified in the Award are achieved and the other terms and conditions thereof are satisfied. The conditional grant of a performance share to a participant will entitle the participant to receive a specified number of shares of Common Stock, or the equivalent cash value, as determined by the Committee, if the Qualifying Performance Criteria specified in the Award are achieved and the other terms and conditions thereof are satisfied. Each Award shall be subject to the following terms and conditions:

(a) Grant of Awards. The Committee shall (1) select the officers and key executives of the Company to whom Awards under this Section 8 may from time to time be granted, (2) determine the number of performance units or performance shares covered by each Award, (3) determine the terms and conditions of each performance unit or performance share awarded and the award period and performance objectives with respect to each Award, (4) determine the extent to which a participant may elect to defer payment of a percentage of an Award (the “Deferred Portion”) pursuant to the terms of a deferred compensation plan of the Company, (5) determine whether payment with respect to the portion of an Award which has not been deferred (the “Current Portion”) and the payment with respect to the Deferred Portion of an Award shall be made entirely in cash, entirely in Common Stock or partially in cash and partially in Common Stock, (6) determine whether the Award is to be made independently of or in conjunction with a nonqualified stock option granted under the Plan, and (7) prescribe the form of the instruments necessary or advisable in the administration of the Awards.

(b) Terms and Conditions of Award. Any Award conditionally granting performance units or performance shares to a participant shall be evidenced by a Performance Unit Agreement or Performance Share Agreement, as applicable,

ZIMMER HOLDINGS, INC.	2006 PROXY STATEMENT

executed by the Company and the participant, in such form as the Committee shall approve, which agreement shall contain in substance the following terms and conditions applicable to the Award and such additional terms and conditions as the Committee shall prescribe:

(1) Number and Value of Performance Units. The Performance Unit Agreement shall specify the number of performance units conditionally granted to the participant. If the Award has been made in conjunction with the grant of an Associated Option, the number of performance units granted shall initially be equal to the number of shares which the participant is granted the right to purchase pursuant to the Associated Option, but one performance unit shall be canceled for each share of the Issuer’s Common Stock purchased upon exercise of the Associated Option or for each stock appreciation right included in such option that has been exercised. The Performance Unit Agreement shall specify the threshold, target and maximum dollar values of each performance unit and corresponding performance objectives as provided under Section 8(b)(5).

(2) Number and Value of Performance Shares. The Performance Share Agreement shall specify the number of performance shares conditionally granted to the participant. If the Award has been made in conjunction with the grant of an Associated Option, the number of performance shares granted shall initially be equal to the number of shares which the participant is granted the right to purchase pursuant to the Associated Option, but one performance share shall be canceled for each share of the Issuer’s Common Stock purchased upon exercise of the Associated Option or for each stock appreciation right included in such option that has been exercised. The Performance Share Agreement shall specify that each Performance Share will have a value equal to one (1) share of Common Stock.

(3) Award Periods. For each Award, the Committee shall designate an award period with a duration to be determined by the Committee in its discretion, but in no event less than three calendar years, within which specified performance objectives are to be attained. There may be several award periods in existence at any one time and the duration of performance objectives may differ from each other.

(4) Consideration. Each participant, as consideration for the award of performance units or performance shares, shall remain in the continuous employ of the Company for at least one year after the date of the making of such Award, and no Award shall be payable until after the completion of such one year of employment by the participant, except as otherwise determined by the Committee.

(5) Performance Objectives. The Committee shall select the Qualifying Performance Criteria and specific targets for each award period.

(6) Determination and Payment of Performance Units or Performance Shares Earned. As soon as practicable after the end of an award period, the Committee shall determine the extent to which Awards have been earned on the basis of the Company’s actual performance in relation to the Qualifying Performance Criteria as set forth in the Performance Unit Agreement or Performance Share Agreement and certify these results in writing. The Performance Unit Agreement or Performance Share Agreement shall specify that as soon as practicable after the end of each award period, the Committee shall determine whether the conditions of Sections 8(b)(4) and 8(b)(5) hereof have been met and, if so, shall ascertain the amount payable or shares which should be distributed to the participant in respect of the performance units or performance shares. As promptly as practicable after it has determined that an amount is payable or should be distributed in respect of an Award, the Committee shall cause the Current Portion of such Award to be paid or distributed to the participant or the participant’s beneficiaries, as the case may be, in the Committee’s discretion, either entirely in cash, entirely in Common Stock or partially in cash and partially in Common Stock. Payment of any Deferred Portion of an Award shall be determined by the terms of the Company deferred compensation plan under which the deferral was elected.

In making payment in the form of Common Stock hereunder, the cash equivalent of such Common Stock shall be determined by the Fair Market Value of the Common Stock on the day the Committee designates the performance units shall be payable.

(7) Nontransferability of Awards and Designation of Beneficiaries. No Award under this Section of the Plan shall be transferable by the participant other than by will or by the laws of descent and distribution, except that a participant may designate a beneficiary pursuant to the provisions hereof. If any participant or the participant’s beneficiary shall attempt to assign the participant’s rights under the Plan in violation of the provisions thereof, the Company’s obligation to make any further payments to such participant or the participant’s beneficiaries shall forthwith terminate.

ZIMMER HOLDINGS, INC.	2006 PROXY STATEMENT

A participant may name one or more beneficiaries to receive any payment of an Award to which the participant may be entitled under the Plan in the event of the participant’s death, on a form to be provided by the Committee. A participant may change the participant’s beneficiary designation from time to time in the same manner. If no designated beneficiary is living on the date on which any payment becomes payable to a participant’s beneficiary, or if no beneficiary has been specified by the participant, such payment will be payable to the participant’s estate.

(8) Retirement and Termination of Employment Other Than by Death or Disability. In the event of the Retirement prior to the end of an award period of a participant who has satisfied the one year employment requirement of Section 8(b)(4) with respect to an Award prior to Retirement, or as otherwise determined by the Committee, the participant, or his estate, shall be entitled to a payment of such Award at the end of the award period, pursuant to the terms of the Plan and the participant’s Performance Unit Agreement or Performance Share Agreement, provided, however, that the participant shall be deemed to have earned that proportion (to the nearest whole unit or share) of the value of the performance units or performance shares granted to the participant under such Award as the number of months of the award period which have elapsed since the first day of the calendar year in which the Award was made to the end of the month in which the participant’s Retirement occurs, bears to the total number of months in the award period, subject to the attainment of performance objectives associated with the Award as certified by the Committee. The participant’s right to receive any remaining performance units or performance shares shall be canceled and forfeited.

Subject to Section 8(b)(6) hereof, the Performance Unit Agreement or Performance Share Agreement shall specify that the right to receive the performance units or performance shares granted to such participant shall be conditional and shall be canceled, forfeited and surrendered if the participant’s continuous employment with the Company shall terminate for any reason, other than the participant’s death, Disability or Retirement, prior to the end of the award period, or as otherwise determined by the Committee.

(9) Disability of Participant. For the purposes of any Award under this Section 8, a participant who becomes Disabled shall be deemed to have suspended active employment by reason of Disability commencing on the date the participant becomes entitled to receive payments under a disability pay plan of the Company and continuing until the date the participant is no longer entitled to receive such payments. In the event a participant becomes Disabled during an award period, but only if the participant has satisfied the one year employment requirement of Section 8(b)(4) with respect to an Award prior to becoming Disabled, or as otherwise determined by the Committee, upon the determination by the Committee of the extent to which an Award has been earned pursuant to Section 8(b)(6), the participant shall be deemed to have earned that proportion (to the nearest whole unit or share) of the value of the performance units or performance shares granted to the participant under such Award as the number of months of the award period in which the participant was not Disabled bears to the total number of months in the award period, subject to the attainment of the performance objectives associated with the Award as certified by the Committee. The participant’s right to receive any remaining performance units or performance shares shall be canceled and forfeited.

(10) Death of Participant. In the event of the death prior to the end of an award period of a participant who has satisfied the one year employment requirement with respect to an Award under this Section 8 prior to the date of death, or as otherwise determined by the Committee, the participant’s beneficiaries or estate, as the case may be, shall be entitled to a payment of such Award upon the end of the award period, pursuant to the terms of the Plan and the participant’s Performance Unit Agreement or Performance Share Agreement, provided, however, that the participant shall be deemed to have earned that proportion (to the nearest whole unit or share) of the value of the performance units or performance shares granted to the participant under such Award as the number of months of the award period which have elapsed since the first day of the calendar year in which the Award was made to the end of the month in which the participant’s death occurs, bears to the total number of months in the award period. The participant’s right to receive any remaining performance units or performance shares shall be canceled and forfeited.

The Committee may, in its discretion, waive, in whole or in part, such cancellation and forfeiture of any performance units or performance shares.

(11) Grant of Associated Option. If the Committee determines that the conditional grant of performance units or performance shares under the Plan is to be made to a participant in conjunction with the grant of a nonqualified stock option under the Plan, the Committee shall grant the participant an Associated Option under the Plan subject to the terms and conditions of this Section 8(b)(11). In such event, such Award shall be contingent upon the participant’s being granted such an Associated Option pursuant to which: (i) the number of shares the optionee may purchase shall initially be equal to the number of performance units or performance shares conditionally granted by the Award, (ii) such number of shares shall be reduced on a one-share-for-one-unit or share basis to the extent that the

ZIMMER HOLDINGS, INC.	2006 PROXY STATEMENT

Committee determines, pursuant to Section 8(b)(6) hereof, to pay to the participant or the participant’s beneficiaries the performance units or performance shares conditionally granted pursuant to the Award, and (iii) the Associated Option shall be cancelable in the discretion of the Committee, without the consent of the participant, under the conditions and to the extent specified herein and in Section 8(b)(6) hereof.

If no amount is payable in respect of the conditionally granted performance units or performance shares, the Award and such performance units or performance shares shall be deemed to have been canceled, forfeited and surrendered, and the Associated Option, if any, shall continue in effect in accordance with its terms. If any amount is payable in respect of the performance units or performance shares and such units or shares were granted in conjunction with an Associated Option, the Committee shall, within 30 days after the determination of the Committee referred to in the first sentence of Section 8(b)(6), determine, in its sole discretion, either:

(A) to cancel in full the Associated Option, in which event the value of the performance units or performance shares payable pursuant to Sections 8(b)(5) and (6) shall be paid or the performance shares shall be distributed;

(B) to cancel in full the performance units or performance shares, in which event no amount shall be paid to the participant in respect thereof and no shares shall be distributed but the Associated Option shall continue in effect in accordance with its terms; or

(C) to cancel some, but not all, of the performance units or performance shares, in which event the value of the performance units payable pursuant to Sections 8(b)(5) and (6) which have not been canceled shall be paid or the performance shares shall be distributed and the Associated Option shall be canceled with respect to that number of shares equal to the number of conditionally granted performance units or performance shares that remain payable.

Any action taken by the Committee pursuant to the preceding sentence shall be uniform with respect to all Awards having the same award period. If the Committee takes no such action, it shall be deemed to have determined to cancel in full the Award in accordance with clause (B) above.

(12) Compliance with Section 409A of the Code: Notwithstanding any provision of the Plan to the contrary, in the event any Award under this Section 8 constitutes or provides for a deferral of compensation within the meaning of Section 409A of the Code, the Award shall comply in all respects with the applicable requirements of Section 409A of the Code; the Performance Share Agreement or Performance Unit Agreement, as the case may be, shall include all provisions required for the Award to comply with the applicable requirements of Section 409A of the Code; and those provisions of the Performance Share Agreement or Performance Unit Agreement, as the case may be, shall be deemed to constitute provisions of the Plan.
     9. Restricted Stock and Restricted Stock Units: An Award of restricted stock under the Plan shall consist of a grant of shares of Common Stock of the Issuer, the grant, issuance, retention and/or vesting of which is subject to the terms and conditions hereinafter provided. An Award of a restricted stock unit to a participant will entitle the participant to receive a specified number of shares of Common Stock or cash, as determined by the Committee, if the objectives specified in the Award, if any, are achieved and the other terms and conditions thereof are satisfied. Each Award shall be subject to the following terms and conditions:

(a) Grant of Awards: The Committee shall (i) select the officers and key employees to whom restricted stock or restricted stock units may from time to time be granted, (ii) determine the number of shares to be covered by each Award granted, (iii) determine the terms and conditions (not inconsistent with the Plan) of any Award granted hereunder, and (iv) prescribe the form of the agreement, legend or other instrument necessary or advisable in the administration of Awards under the Plan.

(b) Terms and Conditions of Awards: Any Award granted under this Section 9 shall be evidenced by a Restricted Stock Agreement or Restricted Stock Unit Agreement executed by the Issuer and the participant, in such form as the Committee shall approve, which agreement shall be subject to the following terms and conditions and shall contain such additional terms and conditions not inconsistent with the Plan as the Committee shall prescribe:

(1) Number of Shares Subject to an Award: The agreement shall specify the number of shares of Common Stock or the number of restricted stock units subject to the Award.

(2) Restriction Period: The period of restriction applicable to each Award (the “Restriction Period”) shall be established by the Committee but may not be less than one year, unless the Committee determines otherwise. The Restriction Period applicable to each Award shall commence on the award date.

ZIMMER HOLDINGS, INC.	2006 PROXY STATEMENT

(3) Consideration: Each participant, as consideration for the grant of an Award, shall remain in the continuous employ of the Company for at least one year from the date of the granting of such Award, or as otherwise determined by the Committee, and the participant’s right to any shares of restricted stock or restricted stock units covered by such an Award shall be forfeited if the participant does not remain in the continuous employ of the Company for at least one year from the date of the granting of the Award, except as otherwise determined by the Committee.

(4) Restriction Criteria: The Committee shall establish the criteria upon which the Restriction Period shall be based. Restrictions shall be based upon either or both of (i) the continued employment of the participant or (ii) the attainment of one or more Qualifying Performance Criteria.

(c) Terms and Conditions of Restrictions and Forfeitures: The restricted stock or restricted stock units awarded pursuant to the Plan shall be subject to the following restrictions and conditions:

(1) During the Restriction Period, the participant will not be permitted to sell, transfer, pledge or assign the Award made under this Section 9.

(2) Except as provided in Section 9(c)(1), or as the Committee may otherwise determine, a participant holding restricted stock shall have all of the rights of a stockholder of the Issuer, including the right to vote the shares and receive dividends and other distributions provided that distributions in the form of stock shall be subject to the same restrictions as the underlying restricted stock. A participant holding restricted stock units shall have none of the rights of a stockholder of the Issuer during the Restriction Period.

(3) Unless the Committee shall expressly otherwise provide in the agreement relating to an Award made under this Section 9, in the event of a participant’s Retirement, death or Disability prior to the end of the Restriction Period for a participant who has satisfied the one year employment requirement of Section 9(b)(3), all time-based restrictions imposed under such Award shall immediately lapse, but such Award shall continue to be subject to the satisfaction of any targets for Qualifying Performance Criteria set forth in the agreement relating to such Award.

(4) Unless the Committee shall expressly otherwise provide in the agreement relating to an Award made under this Section 9, if during the Restriction Period a participant terminates employment with the Company for any reason other than Retirement, death or Disability, the shares covered by a restricted stock Award that are not already vested shall be canceled and forfeited and will be deemed to be reacquired by the Issuer and any restricted stock units still subject to restriction shall be forfeited by the participant.

(5) In cases of special circumstances as determined by the Committee, the Committee may, in its sole discretion when it finds that such an action would be in the best interests of the Company, accelerate or waive in whole or in part any or all remaining time-based restrictions with respect to all or part of a participant’s restricted stock or restricted stock units.

(6) In the event that the participant fails promptly to pay or make satisfactory arrangements as to the Withholding Taxes as provided in Section 13, (i) all shares of restricted stock still subject to restriction shall be forfeited by the participant and will be deemed to be reacquired by the Company; and (ii) all restricted stock units still subject to restriction shall be forfeited by the participant.

(7) A participant may, at any time prior to the expiration of the Restriction Period, waive all rights to receive all or some of the shares covered by or corresponding to an Award by delivering to the Company a written notice of such waiver.

(8) Notwithstanding the other provisions of this Section 9, the Committee may adopt rules which would permit a gift by a participant holding restricted stock or the benefits of a restricted stock unit, to members of the participant’s immediate family (spouse, parents, children, stepchildren, grandchildren or legal dependants) or to a trust whose beneficiary or beneficiaries shall be either such a person or persons or the participant.

(9) Any attempt to dispose of an Award under this Section 9 in a manner contrary to the restrictions shall be ineffective.

(d) Compliance with Section 409A of the Code Notwithstanding any provision of the Plan to the contrary, in the event any Award under this Section 9 constitutes or provides for a deferral of compensation within the meaning of Section 409A of the Code, the Award shall comply in all respects with the applicable requirements of Section 409A of the Code; the Restricted Stock Agreement or Restricted Stock Unit Agreement, as the case may be, shall include all provisions required for the Award to comply with the applicable requirements of Section 409A of the Code; and those provisions of

ZIMMER HOLDINGS, INC.	2006 PROXY STATEMENT

the Restricted Stock Agreement or Restricted Stock Unit Agreement, as the case may be, shall be deemed to constitute provisions of the Plan.
     10. Forfeiture of Awards; Recapture of Benefits: The Committee may, in its discretion, provide in an agreement evidencing any Award that, in the event that the participant engages, within a specified period after termination of employment, in certain activity specified by the Committee that is deemed detrimental to the interests of the Company (including, but not limited to, the breach of any non-solicitation and/or non-compete agreements with the Company), the participant will forfeit all rights under any Awards that remain outstanding as of the time of such act and will return to the Company an amount of shares of Common Stock with a Fair Market Value (determined as of the date such shares are returned) or, in the case of stock appreciation rights, performance units or restricted stock units that are settled in cash, an amount of cash, equal to the amount of any gain realized upon the exercise of or lapsing of restrictions on any Award that occurred within a specified time period.
     11. Determination of Breach of Conditions: The determination of the Committee as to whether an event has occurred resulting in a forfeiture or a termination of an Award or any reduction of the Company’s obligations in accordance with the provisions of the Plan shall be conclusive.
     12. Adjustment of and Changes in the Common Stock:

(a) Effect of Outstanding Awards. The existence of outstanding Awards shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, exchanges, or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company or any issuance of Common Stock or other securities or subscription rights thereto, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise. Further, except as expressly provided herein or by the Committee, (i) the issuance by the Company of Common Stock or any class of securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations to the Company convertible into such shares or other securities, (ii) the payment of a dividend in property other than shares of Common Stock, or (iii) the occurrence of any similar transaction, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to stock options or other Awards theretofore granted or the purchase price per share, unless the Committee shall determine, in its sole discretion, that an adjustment is necessary or appropriate.

(b) Adjustments. If the outstanding Common Stock or other securities of the Company, or both, for which an Award is then exercisable or as to which an Award is to be settled shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of shares, extraordinary dividend of cash and/or assets, recapitalization, reorganization, corporate separation or division (including, but not limited to, a split-up, spin-off, split-off or distribution to Company stockholders other than a normal cash dividend) or any similar event affecting the Common Stock or other securities of the Company, the Committee may appropriately and equitably adjust the number and kind of shares or other securities which are subject to this Plan or subject to any Awards theretofore granted, and the exercise or settlement prices of such Awards, so as to maintain the proportionate number of shares of Common Stock or other securities without changing the aggregate exercise or settlement price.

(c) Fractional Shares. No right to purchase fractional shares shall result from any adjustment in stock options or stock appreciation rights pursuant to this Section 12. In case of any such adjustment, the shares subject to the stock option or stock appreciation right shall be rounded down to the nearest whole share.

(d) Assumption of Awards. Any other provision hereof to the contrary notwithstanding (except for Section 12(a)), in the event the Company is a party to a merger or other reorganization, outstanding Awards shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for the assumption of outstanding Awards by the surviving corporation or its parent, for their continuation by the Company (if it is the surviving corporation), for accelerated vesting and accelerated expiration, or for settlement in cash.
     13. Taxes:

(a) Each participant shall, no later than the Tax Date (as defined below), pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any Withholding Tax (as defined below) with respect to an Award, and the Company shall, to the extent permitted by law, have the right to deduct such amount from any payment of any kind otherwise due to the participant. The Company shall also have the right to retain or sell without notice, or to demand surrender of, shares of Common Stock in value sufficient to cover the amount of any Withholding Tax, and to make payment (or to reimburse itself for payment made) to the appropriate taxing authority of an amount in cash equal to the amount of such Withholding Tax, remitting any balance to the participant. For purposes of this paragraph, the value of

ZIMMER HOLDINGS, INC.	2006 PROXY STATEMENT

shares of Common Stock so retained or surrendered shall be the average of the high and low sales prices per share on the New York Stock Exchange composite tape on the date that the amount of the Withholding Tax is to be determined (the “Tax Date”) and the value of shares of Common Stock so sold shall be the actual net sales price per share (after deduction of commissions) received by the Company.

(b) Notwithstanding the foregoing, if the stock options have been transferred, the optionee shall provide the Company with funds sufficient to pay such Withholding Tax. If such optionee does not satisfy the optionee’s tax payment obligation and the stock options have been transferred, the transferee may provide the funds sufficient to enable the Company to pay such taxes. However, if the stock options have been transferred, the Company shall have no right to retain or sell without notice, or to demand surrender from the transferee of, shares of Common Stock in order to pay such Withholding Tax.

(c) The term “Withholding Tax” means the minimum required withholding amount applicable to the participant, including federal, state and local income taxes, Federal Insurance Contribution Act taxes, social insurance contributions, payroll tax, payment on account and any other governmental impost or levy.

(d) The participant shall be entitled to satisfy the obligation to pay any Withholding Tax, in whole or in part, by providing the Company with funds sufficient to enable the Company to pay such Withholding Tax or, unless the Committee determines otherwise, by requiring the Company to retain or to accept upon delivery thereof by the participant shares of Common Stock held by the participant for more than six months having a Fair Market Value sufficient to cover the amount of such Withholding Tax. Each election by a participant to have shares retained or to deliver shares for this purpose shall be subject to the following restrictions: (i) the election must be in writing and be made on or prior to the Tax Date; (ii) the election must be irrevocable; and (iii) the election shall be subject to the disapproval of the Committee.
     14. Change in Control.

(a) Unless the Committee shall otherwise expressly provide in the agreement relating to an Award, in the event an optionee’s employment with the Company terminates pursuant to a Qualifying Termination (as defined below) during the three (3) year period following a Change in Control of the Issuer (as defined below):

(1) all outstanding options shall become immediately fully vested and exercisable (to the extent not yet vested and exercisable as of the date of the Qualifying Termination); and

(2) the Restriction Period applicable to all outstanding Awards of restricted stock and restricted stock units shall immediately expire and all restrictions imposed under such Awards shall immediately lapse.

(b) Unless the Committee shall otherwise expressly provide in the agreement relating to an Award, if the Company undergoes a Change in Control during the award period applicable to an Award of performance shares or performance units, the number of shares or units deemed earned shall be the greater of (i) the target number of shares or units specified in the participant’s Award agreement or (ii) the number of shares or units that would have been earned by applying the Qualifying Performance Criteria specified in the Award agreement to the Company’s actual performance from the beginning of the applicable award period to the date of the Change in Control.

(c) In addition, in the event of a Change in Control of the Issuer, the Committee may:

(1) determine that outstanding options shall be assumed by, or replaced with comparable options by, the surviving corporation (or a parent or subsidiary of the surviving corporation) and that outstanding Awards shall be converted to similar awards of the surviving corporation (or a parent or subsidiary of the surviving corporation), or

(2) take such other actions with respect to outstanding options and other Awards as the Committee deems appropriate.

(d) For purposes of this Plan, a Change in Control shall be deemed to have occurred on the earliest of the following dates:

(1) The date any person (as defined in Section 14(d)(3) of the Exchange Act) shall have become the direct or indirect beneficial owner of twenty percent (20%) or more of the then outstanding common shares of the Issuer;

(2) The date the stockholders of the Issuer approve a merger or consolidation of the Issuer with any other corporation other than (i) a merger or consolidation which would result in the voting securities of the Issuer outstanding immediately prior thereto continuing to represent at least 75% of the combined voting power of the voting securities of the Issuer or the surviving entity outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Issuer in which no Person acquires more than 50% of the combined voting power of the Issuer’s then outstanding securities;

ZIMMER HOLDINGS, INC.	2006 PROXY STATEMENT

(3) The date the stockholders of the Issuer approve a plan of complete liquidation of the Issuer or an agreement for the sale or disposition by the Issuer of all or substantially all of the Issuer’s assets; or

(4) The date there shall have been a change in a majority of the Board of Directors of the Issuer within a two (2) year period beginning after the effective date of the Plan, unless the nomination for election by the Issuer’s stockholders of each new director was approved by the vote of two-thirds of the directors then still in office who were in office at the beginning of the two (2) year period.

(e) For purposes of this Plan provision, a Qualifying Termination shall be deemed to have occurred under the following circumstances:

(1) A Company-initiated termination for reasons other than the employee’s death, Disability, resignation without good cause, willful misconduct or activity deemed detrimental to the interests of the Company, provided the participant executes a general release and, where applicable, a non-solicitation and/or non-compete agreement with the Company;

(2) The participant resigns with good cause, which includes (i) a substantial adverse alteration in the nature or status of the participant’s responsibilities, (ii) a reduction in the participant’s base salary or levels of entitlement or participation under any incentive plan, award program or employee benefit program without the substitution or implementation of an alternative arrangement of substantially equal value, or (iii) the Company requiring the participant to relocate to a work location more than fifty (50) miles from the participant’s work location prior to the Change in Control.
     15. Amendment of the Plan: The Board of Directors may amend or suspend this Plan at any time and from time to time; provided, however, that the Board of Directors shall submit for stockholder approval any amendment (other than an amendment pursuant to the adjustment provisions of Section 12) required to be submitted for stockholder approval by law, regulation or applicable stock exchange requirements or that otherwise would:

(a) increase the limitations in Section 3;

(b) reduce the price at which stock options may be granted to below Fair Market Value on the date of grant;

(c) reduce the option price of outstanding stock options;

(d) extend the term of this Plan; or

(e) change the class of persons eligible to be participants.
In addition, no such amendment or alteration shall be made which would impair the rights of any participant, without such participant’s consent, under any Award theretofore granted, provided that no such consent shall be required with respect to any amendment or alteration if the Committee determines in its sole discretion that such amendment or alteration either (i) is required or advisable in order for the Company, the Plan or the Award to satisfy any law or regulation or to meet the requirements of any accounting standard, or (ii) is not reasonably likely to significantly diminish the benefits provided under such Award, or that any such diminishment has been adequately compensated.
     16. Miscellaneous:

(a) By accepting any benefits under the Plan, each participant and each person claiming under or through such participant shall be conclusively deemed to have indicated acceptance and ratification of, and consent to, any action taken or to be taken or made under the Plan by the Company, the Board, the Committee or any other committee appointed by the Board.

(b) No participant or any person claiming under or through him shall have any right or interest, whether vested or otherwise, in the Plan or in any Award, contingent or otherwise, unless and until all of the terms, conditions and provisions of the Plan and the Agreement that affect such participant or such other person shall have been complied with.

(c) Neither the adoption of the Plan nor its operation shall in any way affect the rights and powers of the Company to dismiss or discharge any employee at any time.
     17. Term of the Plan: This Plan was approved by the Board of Directors of the Issuer on February 17, 2006 and will become effective on May 1, 2006, subject to the affirmative vote of the holders of a majority of the votes cast at the 2006 annual meeting of stockholders. The Plan shall expire on May 31, 2011, unless suspended or discontinued earlier by action of the Board of Directors. The expiration of the Plan, however, shall not affect the rights of participants under Awards theretofore granted to them, and all Awards shall continue in force and operation after termination of the Plan except as they may lapse or be terminated by their own terms and conditions.

ZIMMER HOLDINGS, INC.	2006 PROXY STATEMENT

     18. Employees Based Outside of the United States: Notwithstanding any provision of the Plan to the contrary, in order to foster and promote achievement of the purposes of the Plan or to comply with provisions of laws in other countries in which the Company operates or has Employees, the Committee, in its sole discretion, shall have the power and authority to (i) determine which employees employed outside the United States are eligible to participate in the Plan, (ii) modify the terms and conditions of Awards granted to employees who are employed outside the United States, (iii) establish subplans, modified option exercise procedures and other terms and procedures to the extent such actions may be necessary or advisable, and (iv) grant to employees employed in countries wherein the granting of stock options is impossible or impracticable, as determined by the Committee, stock appreciation rights with terms and conditions that, to the fullest extent possible, are substantially identical to the stock options granted hereunder; provided, however, that in no event shall the exercise price of an option or stock appreciation right be less than the Fair Market Value of a share of Common Stock on the date of grant and provided, further, that in no event shall an option or stock appreciation right be exercisable after the expiration of ten years from the date of grant thereof.
     19. Grants in Connection with Corporate Transactions and Otherwise: Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to assume the equity-based awards or make substitute Awards under this Plan to an employee of another corporation who becomes an employee of the Company by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company in substitution for an award granted by such corporation, or (ii) limit the right of the Company to grant options or make other awards outside of this Plan. The terms and conditions of any substitute or assumed Awards may vary from the terms and conditions required by the Plan. Any substitute or assumed Awards that are made pursuant to this Section 19 shall not count against the limitations provided under Section 3.
     20. Governing Law: The validity, construction, interpretation and effect of the Plan and agreements issued under the Plan shall be governed and construed by and determined in accordance with the laws of the State of Indiana, without giving effect to the conflict of laws provisions thereof. The Committee may provide that any dispute as to any Award shall be presented and determined in such forum as the Committee may specify, including through binding arbitration.
     21. Unfunded Plan: Insofar as it provides for Awards, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to participants who are granted Awards under this Plan, any such accounts will be used merely as a bookkeeping convenience. The Company shall not be required to segregate or earmark any cash or other property which may at any time be represented by Awards, nor shall this Plan be construed as providing for such segregation or earmarking, nor shall the Company or the Committee be deemed to be a trustee of stock or cash to be awarded under the Plan.
     22. Compliance with Other Laws and Regulations: This Plan, the grant and exercise of Awards hereunder, and the obligation of the Issuer to sell, issue or deliver shares of Common Stock under such Awards, shall be subject to all applicable federal, state and local laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required. The Issuer shall not be required to register in a participant’s name or deliver any shares of Common Stock prior to the completion of any registration or qualification of such shares under any federal, state or local law or any ruling or regulation of any government body which the Committee shall determine to be necessary or advisable. To the extent the Issuer is unable to or the Committee deems it infeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Issuer’s counsel to be necessary to the lawful issuance and sale of any shares of Common Stock hereunder, the Issuer shall be relieved of any liability with respect to the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. No stock option shall be exercisable and no shares of Common Stock shall be issued and/or transferable under any other Award unless a registration statement with respect to the shares underlying such stock option is effective and current or the Issuer has determined that such registration is unnecessary.
     23. Liability of Issuer: The Issuer shall not be liable to a participant or other persons as to (a) the non-issuance or sale of shares of Common Stock as to which the Issuer has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Issuer’s counsel to be necessary to the lawful issuance and sale of any shares hereunder; and (b) any tax consequence expected, but not realized, by any participant or other person due to the receipt, exercise or settlement of any Award granted hereunder.
     24. Prior Plan: Following the effective date of this Plan, the Company shall not make any additional awards under the Zimmer Holdings, Inc. 2001 Stock Incentive Plan.

ZIMMER HOLDINGS, INC.	VOTE BY INTERNET — www.proxyvote.com
C/O THE BANK OF NEW YORK P.O. BOX 11002 NEW YORK, NY 10286-1002	Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 30, 2006 (or April 26, 2006 for shares held in the company’s Savings and Investment Programs). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Zimmer Holdings, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 30, 2006 (or April 26, 2006 for shares held in the company’s Savings and Investment Programs). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Zimmer Holdings, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	ZIMER1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ZIMMER HOLDINGS, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 & 3 AND “AGAINST” PROPOSAL 4.

1.	Election of Directors: 1. Stuart M. Essig 2. Augustus A. White, III, M.D., Ph.D.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee, mark “For All Except” and write the nominee’s name on the line below.
			☐	☐	☐

			BOARD RECOMMENDS			For Against Abstain

2.	Approval of Zimmer Holdings, Inc. 2006 Stock Incentive Plan		FOR			☐ ☐ ☐

3.	Auditor Ratification		FOR			☐ ☐ ☐

4.	Stockholder Proposal to Elect Each Director Annually		AGAINST			☐ ☐ ☐

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.			The shares represented by this proxy will be voted as directed by the stockholder. Where no direction is given when the duly executed proxy is voted, such shares will be voted FOR Items 1, 2 & 3 and AGAINST Item 4.
For address changes and/or comments, please check this box and write them on the back where indicated.		☐

	Yes	No
HOUSEHOLDING ELECTION — Please indicate if you consent to receive certain future investor communications in a single package per household.	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ZIMMER HOLDINGS, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned hereby appoints J. Raymond Elliott, Sam R. Leno, David C. Dvorak and Chad F. Phipps, and each of them, proxies, with full power of substitution in each of them, for and on behalf of the undersigned to vote as proxies, as directed and permitted herein, at the Annual Meeting of Stockholders of the company to be held at The St. Regis Hotel, Two East 55th Street, at Fifth Avenue, New York, New York on Monday, May 1, 2006, at 9:00 a.m., and at any adjournments thereof upon matters set forth in the Proxy Statement and, in their judgment and discretion, upon such other business as may properly come before the meeting.
ANNUAL MEETING OF STOCKHOLDERS MAY 1, 2006
     When properly executed, your proxy will be voted as you indicate, or where no contrary indication is made, will be voted FOR Proposals 1, 2 and 3 and AGAINST Proposal 4. The full text of the proposals and position of the Board of Directors on each appears in the Proxy Statement and should be reviewed prior to voting.
IMPORTANT: YOUR VOTE IS IMPORTANT. PLEASE VOTE THESE SHARES TODAY.
For participants in the Zimmer Holdings, Inc. Savings and Investment Program or the Zimmer Puerto Rico Savings and Investment Program.
The Trustee will vote the shares credited to this account in accordance with the specifications that you indicate on the reverse. If you sign and return the form, but do not indicate your voting specifications, the Trustee will vote as recommended by the Board of Directors. Unless otherwise instructed prior to April 27, 2006, the Trustee WILL VOTE these shares in the same manner and proportion as the shares for which the Trustee received voting specifications. The Trustee will exercise its discretion in voting on any other matter that may be presented for a vote at the meeting and at adjournments or postponements.
Continued on the reverse side.

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